                                                                     Exhibit 4.5

                        AMERICAN TOWER ESCROW CORPORATION

                                     ISSUER

               12.25% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2008

                          DATED AS OF JANUARY 29, 2003

                              THE BANK OF NEW YORK

                                     TRUSTEE

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                                   INDENTURE SECTION
---------------------------                                   -----------------
310(a)(1)..................................................          7.10
   (a)(2)..................................................          7.10
   (a)(3)..................................................          N.A.
   (a)(4)..................................................          N.A.
   (a)(5)..................................................          7.10
   (b).....................................................          7.10
   (c).....................................................          N.A.
311(a).....................................................          7.11
   (b).....................................................          7.11
   (c).....................................................          N.A.
312(a).....................................................          2.05
   (b).....................................................         13.03
   (c).....................................................         13.03
313(a).....................................................          7.06
   (b)(1)..................................................          7.06
   (b)(2)..................................................       7.06; 7.07
   (c).....................................................      7.06; 13.02
   (d).....................................................          7.06
314(a).....................................................   4.03; 4.04; 13.02;
                                                                    13.05
   (b).....................................................          N.A.
   (c)(1)..................................................         13.04
   (c)(2)..................................................         13.04
   (c)(3)..................................................          N.A.
   (d).....................................................          N.A.
   (e).....................................................         13.05
   (f).....................................................          N.A.
315(a).....................................................          7.01
   (b).....................................................      7.05; 13.02
   (c).....................................................          7.01
   (d).....................................................          7.01
   (e).....................................................          6.11
316(a)(last sentence)......................................          2.09
   (a)(1)(A)...............................................          6.05
   (a)(1)(B)...............................................          6.04
   (a)(2)..................................................          N.A.
   (b).....................................................          6.07
   (c).....................................................          N.A.
317(a)(1)..................................................          6.08
   (a)(2)..................................................          6.09
   (b).....................................................          2.04
318(a).....................................................         13.01
   (b).....................................................          N.A.
   (c).....................................................         13.01
N.A. means not applicable

----------
      *   This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.........................................................1

Section 1.01.       Definitions..............................................................................1
Section 1.02.       Other Definitions.......................................................................29
Section 1.03.       Incorporation by Reference of Trust Indenture Act.......................................30
Section 1.04.       Rules of Construction...................................................................30

ARTICLE 2 THE NOTES.........................................................................................31

Section 2.01.       Form and Dating.........................................................................31
Section 2.02.       Execution and Authentication............................................................32
Section 2.03.       Registrar and Paying Agent..............................................................33
Section 2.04.       Paying Agent to Hold Money in Trust.....................................................33
Section 2.05.       Holder Lists............................................................................34
Section 2.06.       Transfer and Exchange...................................................................34
Section 2.07.       Replacement Notes.......................................................................42
Section 2.08.       Outstanding Notes.......................................................................42
Section 2.09.       Treasury Notes..........................................................................43
Section 2.10.       Temporary Notes.........................................................................43
Section 2.11.       Cancellation............................................................................43
Section 2.12.       CUSIP Numbers...........................................................................43

ARTICLE 3 REDEMPTION AND PREPAYMENT.........................................................................44

Section 3.01.       Notices to Trustee......................................................................44
Section 3.02.       Selection of Notes to Be Redeemed.......................................................44
Section 3.03.       Notice of Redemption....................................................................44
Section 3.04.       Effect of Notice of Redemption..........................................................45
Section 3.05.       Deposit of Redemption Price.............................................................45
Section 3.06.       Notes Redeemed in Part..................................................................46
Section 3.07.       Optional Redemption.....................................................................46
Section 3.08.       Mandatory Redemption....................................................................46
Section 3.09.       Offer to Purchase by Application of Excess Proceeds.....................................47

ARTICLE 4 COVENANTS.........................................................................................49

Section 4.01.       Payment of Notes........................................................................49
Section 4.02.       Maintenance of Office or Agency.........................................................49
Section 4.03.       Reports.................................................................................50
Section 4.04.       Compliance Certificate..................................................................51
Section 4.05.       Taxes...................................................................................51

Section 4.06.       Stay, Extension and Usury Laws..........................................................51
Section 4.07.       Restricted Payments.....................................................................52
Section 4.08.       Dividend and Other Payment Restrictions Affecting Subsidiaries..........................56
Section 4.09.       Incurrence of Indebtedness and Issuance of Preferred Stock..............................58
Section 4.10.       Asset Sales.............................................................................61
Section 4.11.       Transactions with Affiliates............................................................63
Section 4.12.       Liens...................................................................................65
Section 4.13.       Corporate Existence.....................................................................65
Section 4.14.       Offer to Repurchase Upon Change of Control..............................................65
Section 4.15.       Anti-Layering...........................................................................67
Section 4.16.       Sale and Leaseback Transactions.........................................................67
Section 4.17.       Covenant Suspension.....................................................................68
Section 4.18.       Additional Subsidiary Note Guarantees...................................................68
Section 4.19.       Designation of Restricted and Unrestricted Subsidiaries.................................69

ARTICLE 5 SUCCESSORS........................................................................................69

Section 5.01.       Merger, Consolidation, or Sale of Assets................................................69
Section 5.02.       Successor Corporation Substituted.......................................................70

ARTICLE 6 DEFAULTS AND REMEDIES.............................................................................71

Section 6.01.       Events of Default.......................................................................71
Section 6.02.       Acceleration............................................................................73
Section 6.03.       Other Remedies..........................................................................73
Section 6.04.       Waiver of Past Defaults.................................................................73
Section 6.05.       Control by Majority.....................................................................74
Section 6.06.       Limitation on Suits.....................................................................74
Section 6.07.       Rights of Holders of Notes to Receive Payment...........................................74
Section 6.08.       Collection Suit by Trustee..............................................................75
Section 6.09.       Trustee May File Proofs of Claim........................................................75
Section 6.10.       Priorities..............................................................................75
Section 6.11.       Undertaking for Costs...................................................................76

ARTICLE 7 TRUSTEE...........................................................................................76

Section 7.01.       Duties of Trustee.......................................................................76
Section 7.02.       Rights of Trustee.......................................................................77
Section 7.03.       Individual Rights of Trustee............................................................78
Section 7.04.       Trustee's Disclaimer....................................................................78
Section 7.05.       Notice of Defaults......................................................................78
Section 7.06.       Reports by Trustee to Holders of the Notes..............................................78
Section 7.07.       Compensation and Indemnity..............................................................79
Section 7.08.       Replacement of Trustee..................................................................80
Section 7.09.       Successor Trustee by Merger, etc........................................................81

Section 7.10.       Eligibility; Disqualification...........................................................81
Section 7.11.       Preferential Collection of Claims Against Company.......................................81
Section 7.12.       Trustee's Application for Instructions from the Company.................................81

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........................................................81

Section 8.01.       Option to Effect Legal Defeasance or Covenant Defeasance................................81
Section 8.02.       Legal Defeasance and Discharge..........................................................82
Section 8.03.       Covenant Defeasance.....................................................................82
Section 8.04.       Conditions to Legal or Covenant Defeasance..............................................83
Section 8.05.       Deposited Money and Government Securities to be Held in Trust; Other
                    Miscellaneous Provisions................................................................84
Section 8.06.       Repayment to Company....................................................................85
Section 8.07.       Reinstatement...........................................................................85

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER..................................................................86

Section 9.01.       Without Consent of Holders of Notes.....................................................86
Section 9.02.       With Consent of Holders of Notes........................................................86
Section 9.03.       Compliance with Trust Indenture Act.....................................................88
Section 9.04.       Revocation and Effect of Consents.......................................................88
Section 9.05.       Notation on or Exchange of Notes........................................................89
Section 9.06.       Trustee to Sign Amendments, etc.........................................................89

ARTICLE 10 NOTE GUARANTEES..................................................................................89

Section 10.01.      Guarantee...............................................................................89
Section 10.02.      Subordination of Note Guarantee.........................................................90
Section 10.03.      Limitation on Guarantor Liability.......................................................90
Section 10.04.      Evidence of Note Guarantee..............................................................91
Section 10.05.      Guarantors May Consolidate, etc., on Certain Terms......................................91
Section 10.06.      Releases................................................................................92

ARTICLE 11 SUBORDINATION....................................................................................93

Section 11.01.      Agreement to Subordinate................................................................93
Section 11.02.      Liquidation; Dissolution; Bankruptcy....................................................93
Section 11.03.      Default on Designated Senior Debt.......................................................93
Section 11.04.      Acceleration of Notes...................................................................94
Section 11.05.      When Distribution Must Be Paid Over.....................................................94
Section 11.06.      Notice by Company.......................................................................95
Section 11.07.      Subrogation.............................................................................95
Section 11.08.      Relative Rights.........................................................................95
Section 11.09.      Subordination May Not Be Impaired by Company............................................96
Section 11.10.      Distribution or Notice to Representative................................................96

Section 11.11.      Rights of Trustee and Paying Agent......................................................96
Section 11.12.      Authorization to Effect Subordination...................................................97
Section 11.13.      Amendments..............................................................................97

ARTICLE 12 SATISFACTION AND DISCHARGE.......................................................................97

Section 12.01.      Satisfaction and Discharge..............................................................97
Section 12.02.      Notices.................................................................................98

ARTICLE 13 MISCELLANEOUS....................................................................................99

Section 13.01.      Trust Indenture Act Controls............................................................99
Section 13.02.      Notices.................................................................................99
Section 13.03.      Communication by Holders of Notes with Other Holders of Notes..........................100
Section 13.04.      Certificate and Opinion as to Conditions Precedent.....................................100
Section 13.05.      Statements Required in Certificate or Opinion..........................................100
Section 13.06.      Rules by Trustee and Agents............................................................101
Section 13.07.      No Personal Liability of Directors, Officers, Employees and Stockholders...............101
Section 13.08.      Governing Law..........................................................................101
Section 13.09.      No Adverse Interpretation of Other Agreements..........................................101
Section 13.10.      Successors.............................................................................101
Section 13.11.      Severability...........................................................................102
Section 13.12.      Counterpart Originals..................................................................102
Section 13.13.      Table of Contents, Headings, etc.......................................................102

                                    EXHIBITS

Exhibit A         FORM OF NOTE

Exhibit B         FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
                  GUARANTORS

Exhibit C         INTENTIONALLY OMITTED

Exhibit D         FORM OF REGULATION S CERTIFICATE

Exhibit E         FORM OF RESTRICTED NOTES CERTIFICATE

Exhibit F         FORM OF UNRESTRICTED NOTES CERTIFICATE

INDENTURE dated as of January 29, 2003 among American Tower Escrow Corporation, a Delaware corporation ("Escrow Corp.") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee") and, from and after the consummation of the Escrow Corp. Merger (as defined in Section 1.01 hereof), the guarantors listed on the signature pages hereto (the "Guarantors").

        Escrow Corp. and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined in Section 1.01 hereof) of the 12.25% Senior Subordinated Discount Notes due 2008 (each, a "Note" and, collectively, the "Notes"):

                                   ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

        Section 1.01.   Definitions.

        "Accreted Value" means, as of any date of determination, an amount per $1,000 principal amount at maturity of the Notes that is equal to the sum of (a) the initial offering price of each Note and (b) the portion of the excess of the principal amount at maturity of each Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 12.25% per annum of the initial offering price of the Notes, compounded semi-annually on each February 1 and August 1 commencing on August 1, 2003 through the date of determination, computed on the basis of a 360-day year of twelve 30-day months; provided that, at maturity, the Accreted Value of each Note shall be equal to the principal amount of such Note.

        "Acquired Debt" means, with respect to any specified Person:

                (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Parent Indebtedness" means (i) Indebtedness (excluding Acquired Debt) of the Parent or shares of Disqualified Stock or preferred stock of the Parent if the Parent at the time of incurrence of the Indebtedness or the issuance of the Disqualified Stock or preferred stock, after giving pro forma effect thereto as if such Indebtedness had been incurred or such Disqualified Stock or preferred stock had been issued and the proceeds thereof had been applied at the beginning of the applicable four-quarter period, would have had a Debt to Adjusted Consolidated Cash Flow Ratio no greater than 7.5 to 1.0, (ii) Acquired Debt of the Parent and

(iii) Indebtedness of the Parent or shares of Disqualified Stock or preferred stock of the Parent that is issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any Indebtedness or shares of Disqualified Stock or preferred stock of the Parent described pursuant to clauses (i) or (ii) hereof.

        "Adjusted Consolidated Cash Flow" means, with respect to any Person and as of any date of determination, the sum of:

                (1) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for such Person for which internal financial statements are available, less such Person's Tower Cash Flow for such four-quarter period; plus

                (2) the product of four times such Person's Tower Cash Flow for the most recent fiscal quarter for which internal financial statements are available.

        For purposes of making the computation referred to above:

                (1) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income;

                (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded; and

                (3) the corporate development expense of such Person and its Restricted Subsidiaries calculated in a manner consistent with the audited financial statements of the Parent included in the Offering Circular shall be added to Consolidated Cash Flow to the extent it was included in computing Consolidated Net Income.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. No natural person who is an executive officer or director of a Person shall, solely by virtue of such position, be deemed to control such Person.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Sale" means:

                (1) the sale, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the provisions of Section 4.14 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

                (2) the issuance of Equity Interests by any of the Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company, a Sister Guarantor or a Restricted Subsidiary).

        Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

                (1) any single transaction or series of related transactions that involves assets, rights or Equity Interests having a fair market value of less than $1.0 million;

                (2) a transfer of assets between or among the Company, the Sister Guarantors and the Restricted Subsidiaries;

                (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company, a Sister Guarantor or to another Restricted Subsidiary;

                (4) the sale, lease or other disposition of equipment, inventory or accounts receivable in the ordinary course of business;

                (5)     the sale or other disposition of cash or Cash
                        Equivalents;

                (6) a transfer of Equity Interests of an Unrestricted Subsidiary or an issue of Equity Interests by an Unrestricted Subsidiary;

                (7) grants of leases or licenses in the ordinary course of business;

                (8) the issuance of Equity Interests of the Company or a Sister Guarantor; and

                (9) a Restricted Payment that is permitted by Section 4.07 hereof or a Permitted Investment.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

                (1) with respect to a corporation, the board of directors (or its executive committee) of the corporation;

                (2) with respect to a partnership, the board of directors of the general partner (if a corporation) of the partnership; and

                (3) with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

                (1)     in the case of a corporation, corporate stock;

                (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

                (1) marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within 365 days of the date of purchase;

                (2) commercial paper and other short-term obligations of business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within 270 days from the date of original issue thereof, and whose issuer is, at the time of purchase, rated "P-2" or better by Moody's or "A-2" or better by S&P ;

                (3) repurchase agreements, bankers' acceptances and domestic and Eurodollar certificates of deposit maturing within 365 days of the date of purchase which are issued by, or time deposits maintained with

                        (a) a United States national or state bank (or any domestic branch of a foreign bank) subject to supervision and examination by federal or state banking or depository institution authorities and having capital, surplus and undivided profits totaling more than $100,000,000 and rated "A" or better by Moody's or S&P,

                        (b) a broker/dealer (acting as principal) registered as a broker or a dealer under Section 15 of the Exchange Act the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by S&P at the date of purchase, or

                        (c) an unrated broker/dealer, acting as principal, that is a Wholly Owned Restricted Subsidiary (but substituting "Subsidiary" for "Restricted Subsidiary" in the definition thereof) of a non-bank or bank holding company, the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by S&P at the date of purchase; and

                (4) money market funds having a rating from Moody's and S&P in the highest investment category granted thereby.

        "Change of Control" means the occurrence of any of the following:

                (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or a Related Party of the Principal;

                (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties or a Subsidiary of the Parent, Beneficially Owns (i) 35% or more of the Voting Stock of the Company (measured by voting power rather than number of shares) if the Company is not a Subsidiary of any Person or, if the Company is a Subsidiary of any Person, of the ultimate parent entity of which the Company is a Subsidiary, and
                        (ii) a greater percentage of such Voting Stock (measured by voting power rather than number of shares) than the Principals and their Related Parties; or

                (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Clearstream" means Clearstream Banking S.A. (or any successor securities clearing agency).

        "Company" means, prior to the consummation of the Escrow Corp. Merger, American Tower Escrow Corporation, and after the consummation of the Escrow Corp. Merger, American Towers, Inc.

        "Consolidated" means (i) when used with respect to the Parent, the consolidated financial position and results of operations of the Parent, the Company, the Sister Guarantors and the Restricted Subsidiaries (excluding any other Subsidiaries of the Parent and notwithstanding any reference to such Subsidiaries in any other definition) and (ii) when used with respect to any other Person, the consolidated financial position and results of operations of such Person and its Restricted Subsidiaries.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period; plus

                (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

                (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                (3) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (including write-offs or write-downs of goodwill and other intangible assets but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                (4) non-cash items increasing such Consolidated Net Income for such period (excluding any items that were accrued in the ordinary course of business),

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

                (1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; plus

                (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; plus

                (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person,

in each case, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period:

                (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations); plus

                (2) all preferred stock dividends paid or accrued in respect of such Person's and its Restricted Subsidiaries' preferred stock to Persons other than such Person or its Wholly Owned Restricted Subsidiaries of other than preferred stock dividends paid by such Person in shares of preferred stock that is not Disqualified Stock.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                (1) the Net Income of any Person (other than the specified Person) that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof and shall not be included if a net loss;

                (2) the Net Income (and net loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

                (3) the cumulative effect of a change in accounting principles shall be excluded; and

                (4) the Net Income (and net loss) of any Unrestricted Subsidiary shall be excluded whether or not distributed to such specified Person or one of its Restricted Subsidiaries.

        "Consolidated Tangible Assets" means, with respect to a specified Person, the total consolidated assets of such Person and its Restricted Subsidiaries, less the total intangible assets of such Person and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of such Person and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                (1)     was a member of such Board of Directors on the Issue
                        Date;

                (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

                (3) is a designee of the Principal or was nominated by the Principal.

        "Convertible Notes" mean, collectively, (a) the $300,000,000.00 6.25% Convertible Notes Due 2009 issued pursuant to that certain indenture dated October 4, 1999 of the Parent with The Bank of New York as trustee, (b) the $425,500,000.00 2.25% Convertible Notes Due 2009 issued pursuant to that certain indenture dated October 4, 1999 of the Parent with The Bank of New York as trustee and (c) the $450,000,000.00 5.00% Convertible Notes Due 2010 issued pursuant to that certain indenture dated February 15, 2000 of the Parent with The Bank of New York as trustee.

        "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "Credit Agreement" means that certain Amended and Restated Loan Agreement, dated as of January 6, 2000, by and among The Toronto Dominion Bank, New York Branch, as Issuing Bank, Toronto Dominion (Texas), Inc., as Administrative Agent, the several lenders and other agents party thereto and American Tower, L.P., American Towers, Inc., Towersites Monitoring, Inc. and American Tower International, Inc., as borrowers, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including to permit an increase in borrowings thereunder.

        "Credit Facilities" means one or more debt, commercial paper or securitization facilities or financings (including, without limitation, the Credit Agreement), in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including to permit an increase in borrowings thereunder.

        "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Debt to Adjusted Consolidated Cash Flow Ratio" means, with respect to any Person and as of any date of determination, the ratio of:

                (1) the Consolidated Indebtedness of such Person as of such date to

                (2) the Adjusted Consolidated Cash Flow of such Person as of such date.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Designated Senior Debt" means:

                (1)     any Indebtedness outstanding under the Credit Agreement;
                        and

                (2) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

        "Effectiveness Target Date" shall have the meaning set forth in Section 6(a)(iii) of the Registration Rights Agreement.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Escrow Account" means the escrow account for the deposit of approximately $432.7 million, which represents 101% of the Accreted Value of the Notes on March 30, 2003 to be held in escrow under the Escrow Agreement pending consummation of the Escrow Corp. Merger or a mandatory redemption of the Notes as described in Section 3.08 hereof.

        "Escrow Agreement" means the Escrow and Disbursement Agreement, dated the Issue Date, among Escrow Corp., the Trustee and The Bank of New York, as escrow agent governing the disbursement of funds from the Escrow Account, as amended from time to time in accordance with this Indenture.

        "Escrow Corp." means American Tower Escrow Corporation, a Delaware corporation.

        "Escrow Corp. Merger" means the merger transaction involving Escrow Corp. and American Towers, Inc. pursuant to the Escrow Corp. Merger Agreement.

        "Escrow Corp. Merger Agreement" means an Agreement and Plan of Merger with respect to the Escrow Crop. Merger, dated as of the Issue Date.

        "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system (or any successor securities clearing agency).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Note" means any Note issued in exchange for an Original Note or Original Notes pursuant to the Exchange Offer or otherwise registered under the Securities Act and any Note with respect to which the next preceding Predecessor Note of such Note was an Exchange Note.

        "Exchange Offer" has the meaning set forth in the form of Note attached as Exhibit A.

        "Exchange Registration Statement" has the meaning set forth in the form of Note attached as Exhibit A.

        "Excluded International Sale" means an issue, sale or other disposition of Capital Stock of a Restricted Subsidiary of the Company or a Sister Guarantor the principal operations of which are conducted, and the principal assets of which are located, outside the United States, so long as after giving effect thereto such Restricted Subsidiary would remain a Restricted Subsidiary of the Company or a Sister Guarantor.

        "Existing Indebtedness" means Indebtedness of the Company, the Sister Guarantors and their Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

        "Existing Parent Indebtedness" means the Senior Notes Due 2009 and the Convertible Notes and any Indebtedness of the Parent issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any such Indebtedness which meets the conditions for Permitted Refinancing Indebtedness set forth in clauses (1) and (2) of the definition thereof.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

        "Global Notes" means, the global Notes, substantially in the form of Exhibit A hereto.

        "Global Note Legend" means the legend set forth in Section 2.06(f)(i), which is required to be placed on all Global Notes issued under this Indenture.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Group Guarantors" means, upon the consummation of the Escrow Corp. Merger, each of the Guarantors other than the Parent.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means, upon the consummation of the Escrow Corp. Merger, each of:

                (1) the Wholly Owned Domestic Restricted Subsidiaries of the Company;

                (2)     the Sister Guarantors;

                (3) the Wholly Owned Domestic Restricted Subsidiaries of the Sister Guarantors;

                (4) any other Subsidiary of the Company or any of the Sister Guarantors that executes a Note Guarantee pursuant to
                        Section 4.18 hereof; and

                (5)     the Parent;

and their respective successors and assigns unless or until released as provided for in Section 10.6 hereof. Prior to the consummation of the Escrow Corp. Merger, there shall be no Guarantor.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

        "Holder" means a Person in whose name a Note is registered.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                (1)     in respect of borrowed money;

                (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                (3)     in respect of banker's acceptances;

                (4)     representing Capital Lease Obligations;

                (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                (6)     representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person whether or not such Indebtedness is assumed by the specified Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date shall be:

                (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

                (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency, if any such agency exists at such time).

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If such Person or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of such Person such that, after giving effect to any such sale or disposition, it is no longer a Restricted Subsidiary of such Person, such Person shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of such Person's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07 hereof.

        "Issue Date" means the date on which the Original Notes are first authenticated and delivered under this Indenture.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Licenses" means, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, the ownership or the operation of any communications tower facilities, granted or issued by the Federal Communications Commission (or other similar or successor agency of the federal government administering the Communications Act of 1934 or any similar or successor federal statute) and held by the Company, the Sister Guarantors or any of the Restricted Subsidiaries.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 6 of the Registration Rights Agreement.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

        (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:

                (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

                (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

        (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

        "Net Proceeds" means the aggregate cash proceeds received by the Company, any Sister Guarantor or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset
Sale), net of:

                (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and finders', brokers' or similar fees) and any relocation or severance expenses incurred as a result thereof;

                (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

                (3) amounts required to be applied to the repayment of Indebtedness (other than Senior Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

                (4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

                (5) the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company, any Sister Guarantor or any Restricted Subsidiary after such Asset Sale; and

                (6) without duplication, any reserves that the Company's Board of Directors determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments;

provided that in the case of any reversal of any reserve referred to in clause
(5) or (6) above, the amount so reversed shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

        "Non-Recourse Debt" means Indebtedness:

                (1) as to which none of the Company, any Sister Guarantor or any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;

                (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company, any Sister Guarantor or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

                (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company, any Sister Guarantor or any of the Restricted Subsidiaries.

        "Non-Tower Cash Flow" means, with respect to any Person and as of any date of determination, the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available that is not included in Tower Cash Flow of such Person, all determined on a consolidated basis and in accordance with GAAP. Non-Tower Cash Flow of such Person shall not include revenues derived from asset sales, other than sales or other dispositions of inventory in the ordinary course of business.

        "Notes" has the meaning assigned to it in the preamble to this Indenture and includes the Exchange Notes and the Original Notes.

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and the Notes, as provided pursuant to
Article 10 of this Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering" means the private offering of the Notes by the Company.

        "Offering Circular" means the Confidential Offering Circular, dated January 22, 2003, including the documents incorporated by reference therein, relating to the private offering of the Original Notes and the Warrants.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.04 hereof.

        "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 13.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

        "Parent" means American Tower Corporation, a Delaware corporation.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Permitted Business" means any business of the type conducted by the Parent or its Subsidiaries on the Issue Date and any other business related, ancillary or complementary to any such business.

        "Permitted Investment" means:

                (1) any Investment in the Company, any Sister Guarantor or any Restricted Subsidiary;

                (2)     any Investment in Cash Equivalents;

                (3) any Investment by the Company, any Sister Guarantor or any Restricted Subsidiary in a Person, if as a result of such Investment:

                        (a)     such Person becomes a Restricted Subsidiary; or

                        (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, any Sister Guarantor or any Restricted Subsidiary;

                (4) any Investment by the Company, any Sister Guarantor or any Restricted Subsidiary that

                        (a) is in substance the acquisition of a class of Capital Stock of a Restricted Subsidiary (the "Target"),

                        (b) increases the percentage of one or more classes of Capital Stock of the Target beneficially owned by the Company, the Sister Guarantors and the Restricted Subsidiaries,

                        (c) does not decrease the percentage of the total voting power of shares of Capital Stock of the Target entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the Target that is owned by the Company, the Sister Guarantors and the Restricted Subsidiaries, and

                        (d)     does not decrease the percentage of
                                stockholders' equity (including stock subject to mandatory redemption) of the Target, as reflected on its most recent internal balance sheet prepared in accordance with GAAP, available upon liquidation of the Target to Capital Stock of the Target owned by the Company, the Sister Guarantors and the Restricted Subsidiaries;

                (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                (6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a Sister Guarantor;

                (7)     receivables created in the ordinary course of business;

                (8) loans or advances to employees made in the ordinary course of business since the Issue Date not to exceed $5.0 million at any one time outstanding;

                (9) securities and other assets received in settlement of trade debts or other claims arising in the ordinary course of business;

                (10) Investments since the Issue Date of up to an aggregate of $100.0 million at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

                (11) Investments in Verestar and its Subsidiaries since the Issue Date of up to an aggregate amount of $25.0 million at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value); and

                (12) other Investments in Permitted Businesses since the Issue Date not to exceed an amount equal to $10.0 million plus 10% of the Consolidated Tangible Assets of the Company and the Sister Guarantors (on a combined basis) at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value).

        "Permitted Junior Securities" means:

                (1)     Equity Interests in the Company or any Guarantor; or

                (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under this Indenture.

        "Permitted Liens" means:

                (1) Liens securing Senior Debt of the Company or the Guarantors;

                (2) Liens securing any Indebtedness of any of the Restricted Subsidiaries that are not Guarantors that was permitted by the terms of this Indenture to be incurred;

                (3)     Liens in favor of the Company or a Sister Guarantor;

                (4) Liens existing on the Issue Date and renewals and replacements thereof to the extent they secure Permitted Refinancing Indebtedness;

                (5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                (6) Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                (7) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than 60 days;

                (8) restrictions on the transfer of Licenses or assets of the Company, any Sister Guarantor or any of the Restricted Subsidiaries imposed by any of the Licenses as in effect on the Issue Date or imposed by the

                        Communications Act of 1934, any similar or successor federal statute or the rules and regulations of the Federal Communications Commission (or other similar or successor agency of the federal government administering such Act or successor statute) thereunder, all as the same may be in effect from time to time;

                (9) Liens arising by operation of law in favor of purchasers in connection with the sale of an asset; provided, however, that such Lien only encumbers the property being sold;

                (10) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

                (11) judgment Liens which do not result in an Event of Default;

                (12) Liens in connection with escrow deposits made in connection with any acquisition of assets;

                (13) Liens securing Indebtedness permitted to be incurred under clauses (4) and (7) of the second paragraph of
                        Section 4.09 hereof;

                (14) easements, rights-of-way, zoning restrictions, licenses or restrictions on use and other similar encumbrances on the use of real property that:

                        (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

                        (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company, the Sister Guarantors and the Restricted Subsidiaries;

                (15) Liens on property of the Company, a Sister Guarantor or a Restricted Subsidiary at the time the Company, a Sister Guarantor or Restricted Subsidiary acquired the property, including acquisition by means of a merger or consolidation with or into the Company, a Sister Guarantor or any Restricted Subsidiary, provided, however, that such Liens are not created, incurred or assumed in connection with or in contemplation of such acquisition, and provided further that such Liens may not extend to any other property owned by the Company, any Sister Guarantor or any Restricted Subsidiary; and

                (16) Liens securing Indebtedness in an aggregate principal amount at any time outstanding that, together with any Attributable Debt, does not exceed 10% of:

                        (a) Consolidated Tangible Assets of the Company and the Sister Guarantors (on a combined basis), reduced by

                        (b) the amount of current liabilities (excluding current maturities of long-term debt) of the Company, the Sister Guarantors and the Restricted Subsidiaries, further reduced by

                        (c) appropriate adjustments on account of minority interests in Restricted Subsidiaries held by Persons other than the Company, a Sister Guarantor and the Restricted Subsidiaries,

                        all as shown on the most recent internal consolidated balance sheet of the Company and its Restricted Subsidiaries and each Sister Guarantor and its Restricted Subsidiaries calculated on a combined basis in accordance with GAAP.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company, any Sister Guarantor or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company, any Sister Guarantor or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                (1) the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                (2) such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Predecessor Note" of any particular Note means every previous Note issued before, and evidencing all or a portion of the same Indebtedness as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same Indebtedness as the mutilated, destroyed, lost or stolen Note.

        "Principal" means Steven B. Dodge and any Related Party of Steven B. Dodge.

        "Public Equity Offering" means any underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

        "Purchase Agreement" means the Purchase Agreement, dated as of January 22, 2003, among the Company, the Parent, the Guarantors (from and after the consummation of the Escrow Corp. Merger) and the Purchasers, as such agreement may be amended from time to time.

        "Purchasers" means Credit Suisse First Boston LLC and Goldman, Sachs &
Co.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.

        "Rating Agencies" mean Moody's and S&P.

        "Registered Notes" means the Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes.

        "Registration Default" has the meaning set forth in the form of Note attached as Exhibit A.

        "Registration Rights Agreement" means the Registration Rights Agreement among American Towers, Inc., the Guarantors (from and after the consummation of the Escrow Corp. Merger) and the Purchasers, dated as of the Issue Date, as such agreement may be amended, modified or supplemented from time to time.

        "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Regulation S Certificate" means a certificate substantially in the form set forth in Exhibit D.

        "Regulation S Global Note" has the meaning specified in Section 2.01(d).

        "Regulation S Legend" means a legend substantially in the form of the legend required in the form of Note attached as Exhibit A to be placed upon each Regulation S Note.

        "Regulation S Notes" means all Notes required pursuant to Section 2.06(f)(ii) to bear a Regulation S Legend. Such term includes the Regulation S Global Note.

        "Related Party" with respect to the Principal means:

                (1)     any Person that is a Subsidiary of the Principal; or

                (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an over-50% controlling interest of which consists of the Principal and/or such other Persons referred to in the immediately preceding clause
                        (1).

        "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

        "Responsible Officer" with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of its Indenture.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" has the meaning specified in Section 2.01(d).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Notes" means all Notes required pursuant to Section 2.06(f)(ii) to bear any Restricted Notes Legend. Such term includes the Restricted Global Note.

        "Restricted Notes Certificate" means a certificate substantially in the form set forth in Exhibit E.

        "Restricted Notes Legend" means, collectively, the legends substantially in the forms of the legends required in the form of Note attached as Exhibit A to be placed upon each Restricted Note.

        "Restricted Period" means the period of 41 consecutive days beginning on and including the later of (i) the day on which Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Issue Date.

        "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary and, in the absence of any designation, means a Restricted Subsidiary of the Company or of a Sister Guarantor, as the case may be, and, for purposes of any financial calculations with respect to the Parent, shall mean the Company, the Sister Guarantors and the Restricted Subsidiaries of the Company and the Sister Guarantors.

        "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as such Rule 144A may be amended from time to time.

        "Rule 144A Notes" means the Notes purchased by the Purchasers from the Company pursuant to the Purchase Agreement.

        "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Act Legend" means a Restricted Notes Legend or a Regulation S Legend.

        "Senior Debt" means:

                (1)     in the case of the Company or any Group Guarantor:

                        (a) all Indebtedness of the Company or any Group Guarantor outstanding under clause (1) of the second paragraph of Section 4.09 hereof (including, without limitation, the Credit Agreement) and all Hedging Obligations with respect thereto; and

                        (b) all Obligations with respect to the items listed in the preceding clause (a); and

                (2)     in the case of the Parent:

                        (a) all Indebtedness of the Parent outstanding under clause (1) of the second paragraph of Section
                                4.09 hereof (including, without limitation, the Credit Agreement) and all Hedging Obligations with respect thereto;

                        (b) any other Indebtedness of the Parent, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

                        (c) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

                Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

                (1) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor;

                (2) any intercompany Indebtedness of the Company, any Sister Guarantor or any of their Subsidiaries to the Company, any Sister Guarantor or any of their Affiliates;

                (3)     any trade payables; or

                (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

        "Senior Note Indenture" means that certain indenture, dated January 31, 2001 with the Bank of New York as trustee, as amended or supplemented from time to time, relating to the Senior Notes Due 2009.

        "Senior Notes Due 2009" means, collectively, those certain 9-3/8% Senior Notes due 2009 of the Parent issued pursuant to the Senior Note Indenture.

        "Separation Date" means the earliest of:

                (1)     the date that is 180 days from the Issue Date;

                (2)     the commencement of the Exchange Offer;

                (3) the effectiveness of any shelf registration statement with respect to the Warrants;

                (4) such date as Credit Suisse First Boston LLC in its sole discretion shall determine; and

                (5) in the event of a Change in Control, the date the Company mails the requisite notice to the Holders.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Sister Guarantors" means American Tower International, Inc., American Tower LLC and Towersites Monitoring, Inc.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Step-Down Date" has the meaning set forth in the form of Note attached as Exhibit A.

        "Subsidiary" means, with respect to any specified Person:

                (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

        "Surplus Asset Sale" means (i) an Asset Sale of communications transmission towers that were acquired from AT&T Corporation and its Affiliates, have an aggregate book value on the Parent's GAAP balance sheet at September 30, 2002 and at the Issue Date of not more than $20.0 million, and are shown on the GAAP accounting records of the Parent at September 30, 2002 and at the Issue Date as being held for disposal, and (ii) Asset Sales in any one-year period for aggregate net proceeds of up to $5.0 million.

        "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of January 1, 2000, among the Company, the Parent and other Subsidiaries of the Parent.

        "Teleports Business" means the business of providing domestic and international satellite and internet protocol network transmission services.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

        "Tower Asset Exchange" means any transaction in which the Company, a Sister Guarantor or one or more of the Restricted Subsidiaries exchanges assets for, or issues its Capital Stock in exchange for, Tower Assets and/or cash or Cash Equivalents where the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the Tower Assets and cash or Cash Equivalents received by the Company, the Sister Guarantors and the Restricted Subsidiaries in such exchange is at least equal to the fair market value of the assets disposed of, or the Capital Stock issued, in such exchange.

        "Tower Assets" means wireless transmission or broadcast towers and related assets that are located on the site of a wireless transmission or broadcast tower.

        "Tower Cash Flow" means, with respect to any Person and for any period, the Consolidated Cash Flow of such Person and its Restricted Subsidiaries, in each case that is directly attributable (including related expenses) to (i) site rental revenue or license fees (including space reservation payments) paid to lease, sublease or retain space on communications sites owned or leased by such Person or its Restricted Subsidiaries, (ii) fees paid to such Person or its Restricted Subsidiaries for management of communications sites and (iii) real estate lease and similar payments (whether or not related to communications sites) paid to such Person or its Restricted Subsidiaries to the extent included in the same operating segment for GAAP reporting purposes as site rental revenue, all determined on a consolidated basis and in accordance with GAAP. Tower Cash Flow shall not include revenue or expenses attributable to non-site rental services provided by such Person or any of its Restricted Subsidiaries to lessees of communication sites or revenues derived from the sale of assets.

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unrestricted Notes Certificate" means a certificate substantially in the form set forth in Exhibit F.

        "Unrestricted Subsidiary" means (a) upon the consummation of the Escrow Corp. Merger, any of ATS-Needham LLC, Haysville Towers, LLC, ATC Realty Holding, Inc., ATC Connecticut, Inc., ATC Westwood, Inc., ATC Presidential Way, Inc., 10 Presidential Way Associates, LLC, Unisite/OmniPoint FL Tower Venture, LLC, Unisite/OmniPoint NE Tower Venture, LLC and Unisite/OmniPoint PA Tower Venture, LLC or (b) any Subsidiary of the Company or any Sister Guarantor that is designated by the Board of Directors of the Company, on or after the Issue Date, as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

                (1) has no Indebtedness other than Non-Recourse Debt or Indebtedness owed to the Company, any Sister Guarantor or any of the Restricted Subsidiaries;

                (2) is not party to any agreement, contract, arrangement or understanding with the Company, any Sister Guarantor or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, such Sister Guarantor or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or the Sister Guarantors;

                (3) is a Person with respect to which none of the Company, a Sister Guarantor, or any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, any Sister Guarantor or any of the Restricted Subsidiaries.

        Any designation of a Subsidiary of the Company or a Sister Guarantor as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company or the Sister Guarantor, as applicable, shall be in default under such Section. The Board of Directors of the Company or a Sister Guarantor may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company or the Sister Guarantor, as applicable, of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if
(1) such Indebtedness is permitted under Section 4.09 hereof; and (2) no Default or Event of Default would be in existence following such designation.

        "Verestar" means Verestar, Inc. (formerly ATC Teleports Inc.), a Delaware corporation.

        "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Warrants" means 808,000 warrants to purchase 11,389,012 shares of Class A common stock of American Tower Corporation, as contemplated by the Offering Circular.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

                (2) the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Domestic Restricted Subsidiary" means any Wholly Owned Restricted Subsidiary of the specified person that (i) was formed under the laws of the United States or any state of the United States or the District of Columbia and (ii) in the case of a Wholly Owned

Domestic Restricted Subsidiary of the Company or of a Sister Guarantor, guarantees Indebtedness under the Credit Agreement or is a co-borrower thereunder.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person. If all of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) of a Restricted Subsidiary of the Company or a Sister Guarantor that are not owned by the Company or such Sister Guarantor are owned by one or more of the Company or a Sister Guarantor or a Wholly Owned Restricted Subsidiary of the Company or a Sister Guarantor, such Restricted Subsidiary shall be deemed to be a Wholly Owned Restricted Subsidiary of the Company or a Sister Guarantor, as determined by the Company.

        Section 1.02.   Other Definitions.

                                                                     DEFINED IN
                TERM                                                 SECTION
                ----                                                 ----------

                "Affiliate Transaction"............................. 4.11
                "Asset Sale Offer".................................. 3.09
                "Authentication Order".............................. 2.02
                "Change of Control Offer"........................... 4.14
                "Change of Control Payment"......................... 4.14
                "Change of Control Payment Date".................... 4.14
                "Covenant Defeasance"............................... 8.03
                "DTC"............................................... 2.03
                "Event of Default".................................. 6.01
                "Excess Proceeds"................................... 4.10
                "incur"............................................. 4.09
                "Investment Company Act Legend" .................... 2.06
                "Legal Defeasance".................................. 8.02
                "Mandatory Redemption Payment Date" ................ 3.08
                "Mandatory Redemption Price" ....................... 3.08
                "Offer Amount"...................................... 3.09
                "Offer Period"...................................... 3.09
                "OID Legend" ....................................... 2.06
                "Original Notes".................................... 2.02
                "Paying Agent"...................................... 2.03
                "Payment Blockage Notice" .......................... 11.03
                "Payment Default"................................... 6.01
                "Permitted Debt".................................... 4.09
                "Private Placement Legend" ......................... Exhibit A
                "Purchase Date"..................................... 3.09

                                                                     DEFINED IN
                TERM                                                 SECTION
                ----                                                 ----------

                "Registrar"......................................... 2.03
                "Release Date" ..................................... 3.08
                "Restricted Payments"............................... 4.07
                "restricted security" .............................. 2.06
                "Suspended Covenants"............................... 4.17
                "Unit Legend" ...................................... 2.06

        Section 1.03.   Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes;
        "indenture security Holder" means a Holder of a Note;
        "indenture to be qualified" means this Indenture;
        "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the Notes means the Company and any successor obligor upon the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined by the TIA's reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

        Section 1.04.   Rules of Construction.

        Unless the context otherwise requires:

        (a)     a term has the meaning assigned to it;

        (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (c)     "or" is not exclusive;

        (d) words in the singular include the plural, and in the plural include the singular;

        (e)     provisions apply to successive events and transactions; and

        (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                    THE NOTES

        Section 2.01.   Form and Dating.

        (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The Notes may consist of Original Notes and/or Exchange Notes, which shall rank pari passu in right of payment with each other and with all other existing and future senior subordinated obligations of the Company. Unless the context otherwise requires, Original Notes and Exchange Notes shall be considered collectively to be a single class for all purposes of this Indenture, including without limitation waivers, amendments, redemptions and Asset Sale Offers.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto).

        Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

        (d) Restricted and Regulation S Global Notes. Upon their original issuance, Rule 144A Notes shall be issued in the form of one or more Global Notes registered in the name of the Depositary or its nominee and deposited with the Trustee, as Custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Such Global Notes, together with their Successor Notes which are Global Notes other than the Regulation S Global Notes, are collectively herein called the "Restricted Global Note".

        Upon their original issuance, Regulation S Notes shall be issued in the form of one or more Global Notes registered in the name of the Depositary, or its nominee and deposited with the Trustee, as Custodian for the Depositary, for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Notes shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearsteam. Such Global Notes, together with their Successor Notes which are Global Notes other than the Restricted Global Note, are collectively herein called the "Regulation S Global Note".

        Section 2.02.   Execution and Authentication.

        Two Officers shall sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue on the Issue Date in an aggregate principal amount at maturity not to exceed $808 million (the "Original Notes"). The aggregate principal amount at maturity of Notes (including Exchange Notes) outstanding at any time may not exceed the aggregate principal amount at maturity stated in paragraph 4 of the Notes except as provided in Section 2.08 hereof. Notes shall be dated the date of their authentication.

        At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a Registration Statement under the Securities Act with respect thereto, the Company may deliver Exchange Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Notes and a like principal amount at maturity of Original Notes for cancellation in accordance with Section 2.11 of this Indenture, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. In authenticating such Exchange Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

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                (i)     that such Exchange Notes have been duly and validly
                        issued in accordance with the terms of this Indenture, and are entitled to all the rights and benefits set forth herein; and

                (ii) that the issuance of the Exchange Notes in exchange for the Original Notes has been effected in compliance with the Securities Act.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

        Section 2.03.   Registrar and Paying Agent.

        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

        Section 2.04.   Paying Agent to Hold Money in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of Accreted Value of, or premium, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

        Section 2.05.   Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before February 1 and August 1 of any given year and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).

        Section 2.06.   Transfer and Exchange.

        (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or (iii) upon request of a Holder if there shall have occurred and be continuing a Default or an Event of Default. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06, or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

        (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

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

                (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and
                        (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

                (iii) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this clause (iii) and clause (v) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount at maturity be credited to a specified Participant's account and that a beneficial interest in the Restricted Global Note in an equal principal amount at maturity be debited from another specified Participant's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, then the Trustee, as Registrar but subject to clause (v) below, shall reduce the principal amount at maturity of the Restricted Global Note and increase the principal amount at maturity of the Regulation S Global Note by such specified principal amount at maturity.

                (iv) Regulation S Global Note to Restricted Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iv) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Note in a specified principal amount at maturity be credited to a specified Participant's account and that a beneficial interest in the Regulation S Global Note in an equal principal amount at maturity be debited from another specified Participant's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Registrar, shall reduce the principal amount at maturity of the Regulation S Global Note and increase the principal amount at maturity of the Restricted Global Note by such specified principal amount at maturity.

                (v) Regulation S Global Note to be Held Through Euroclear or Clearsteam during Restricted Period. The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Clearsteam (or by Participants acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this clause (v) shall not prohibit any transfer or exchange of such an interest in accordance with clause (iv) above.

        (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Sections 2.06(a) and 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall bear the legend restricting transfers that is borne by such Global Note and shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

        (d) Transfer or Exchange of Definitive Notes for Beneficial Interests. Upon request by a Holder of Definitive Notes to exchange such Definitive Notes for a beneficial interest in a

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

Global Note and such requesting Holder's presenting or surrendering to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of Definitive Notes and effect the transfer or exchange through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. The Trustee shall cancel the Definitive Note and cause the aggregate principal amount at maturity of the applicable Global Note to be increased accordingly pursuant to the terms of this Indenture and the Applicable Procedures. If the Definitive Note to be transferred in whole or in part is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a beneficial interest in the Restricted Global Note, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a beneficial interest in the Regulation S Global Note (subject in every case to Section 2.06(f)).

        (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such requesting Holder's presenting or surrendering to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of Definitive Notes; provided that, if the Note to be transferred in whole or in part is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note (subject in every case to Section 2.06(f)).

        (f)     Legends.

                (i) Global Notes Legends. Each Global Note shall bear a legend in substantially the following form:

        "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE

MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AMERICAN TOWER ESCROW CORPORATION."

                (ii) Securities Act Legends. Rule 144A Notes and their Successor Notes shall bear a Restricted Notes Legend, and the Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

                        (1) subject to the following sub-clauses of this clause (ii), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby;

                        (2) subject to the following sub-clauses of this clause (ii), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note, provided that, if such new Note is required pursuant to Section 2.06(a) to be issued in the form of a Restricted Note, it shall bear a Restricted Note Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

                        (3) Registered Notes shall not bear a Securities Act Legend;

                        (4) at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Notes Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note as provided in this
                                Article 2;

                        (5) a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Company, shall authenticate and deliver such new Note as provided in this
                                Article 2; and

                        (6) notwithstanding the foregoing provisions of this clause (ii) of Section 2.06(f), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note as provided in this Article 2.

                (iii) Investment Company Act Legend. Prior to the Escrow Corp. Merger, the Notes shall bear a legend in substantially the following form (the "Investment Company Act Legend"):

        "THE HOLDER OF THIS NOTE REPRESENTS THAT IT IS A "QUALIFIED PURCHASER" AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER. THE FOLLOWING PERSONS ARE "QUALIFIED PURCHASERS": (I) ANY NATURAL PERSON (ALONE OR JOINTLY WITH THAT PERSON'S SPOUSE) WHO OWNS NOT LESS THAN $5 MILLION IN "INVESTMENT" AS DEFINED IN RULE 2A51-L UNDER THE INVESTMENT COMPANY ACT; (II) ANY COMPANY THAT OWNS NOT LESS THAN $5 MILLION IN INVESTMENTS AND THAT IS OWNED DIRECTLY OR INDIRECTLY BY TWO OR MORE NATURAL PERSONS WHO ARE RELATED AS SIBLINGS, SPOUSES (INCLUDING FORMER SPOUSES), OR DIRECT LINEAL DESCENDANTS (WHETHER BY BIRTH OR ADOPTION), SPOUSES OF SUCH PERSONS, ESTATES OF SUCH PERSONS, OR FOUNDATIONS, CHARITABLE ORGANIZATIONS, OR TRUSTS ESTABLISHED BY OR FOR THE BENEFIT OF SUCH PERSONS, PROVIDED SUCH COMPANY WAS NOT FORMED FOR THE PURPOSE OF ACQUIRING ESCROW CORP.'S SECURITIES; (III) ANY TRUST NOT COVERED BY CLAUSE (II) THAT WAS NOT FORMED FOR THE PURPOSE OF ACQUIRING ESCROW CORP.'S SECURITIES, AS TO WHICH THE TRUSTEE OR OTHER PERSON AUTHORIZED TO MAKE THE TRUST'S INVESTMENT DECISIONS, AND EACH SETTLOR OR OTHER PERSON WHO HAS CONTRIBUTED ASSETS TO THE TRUST, IS A PERSON DESCRIBED IN CLAUSES (I), (II) OR
(IV); (IV) ANY PERSON, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER QUALIFIED PURCHASERS, WHO IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25 MILLION IN INVESTMENTS; (V) ANY COMPANY, EACH OF THE BENEFICIAL OWNERS OF WHICH IS A QUALIFIED PURCHASER, AND (VI) ANY PERSON THAT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, EXCEPT THAT (A) A DEALER IS A QUALIFIED PURCHASER ONLY IF IT OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25 MILLION IN SECURITIES OF COMPANIES THAT ARE NOT AFFILIATED PERSONS OF THE DEALER; AND (B) ANY EMPLOYEE BENEFIT PLAN, OR TRUST FUND HOLDING THE

ASSETS OF SUCH A PLAN, THAT IS A QUALIFIED INSTITUTIONAL BUYER IS A QUALIFIED PURCHASER ONLY WITH RESPECT TO INVESTMENT DECISIONS MADE BY THE PLAN'S FIDUCIARY TRUSTEE, OR SPONSOR OR, WITH RESPECT TO INVESTMENT DECISIONS MADE BY PLAN BENEFICIARIES, SUCH BENEFICIARIES WHO ARE THEMSELVES QUALIFIED PURCHASERS."

                (iv) Original Issue Discount Legend. Each Note shall bear a legend in substantially the following form (the "OID Legend"):

        "THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 116 HUNTINGTON AVENUE, BOSTON, MA 02116, (617) 375-7500, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT."

                (v) Unit Legend. Each Note issued prior to the Separation Date shall bear a legend in substantially the following form (the "Unit Legend"):

        "THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE 12.25% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2008 (THE "NOTES") OF ESCROW CORP. AND ONE WARRANT TO PURCHASE 14.0953 SHARES, PAR VALUE $0.01 PER SHARE, OF AMERICAN TOWER CORPORATION.

        PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING, (II) THE DATE ON WHICH A REGISTRATION STATEMENT FOR A REGISTERED EXCHANGE OFFER WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE WARRANTS IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (IV) SUCH DATE AS CREDIT SUISSE FIRST BOSTON LLC IN ITS SOLE DISCRETION SHALL DETERMINE AND (V) IN THE EVENT OF A CHANGE OF CONTROL, THE DATE AMERICAN TOWER ESCROW CORPORATION (OR ITS SUCCESSOR) MAILS THE REQUISITE NOTICE TO THE HOLDERS, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS."

        (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (h)     General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and
                        9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any
                        Note is registered as the absolute owner of such Note for the purpose of receiving payment of Accreted Value of, Liquidated

                        Damages and premium, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of
                        Section 2.02 hereof.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

        Section 2.07.   Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

        Section 2.08.   Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the principal amount at maturity of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and its Accreted Value ceases to increase.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date,

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

then on and after that date such Notes shall be deemed to be no longer outstanding and its Accreted Value shall cease to increase.

        Section 2.09.   Treasury Notes.

        In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

        Section 2.10.   Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

        Section 2.11.   Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in its customary manner in accordance with prudent business practices. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation except as expressly permitted pursuant to this Indenture.

        Section 2.12.   CUSIP Numbers.

        The Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders if the Company uses "CUSIP" numbers in issuing the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

        Section 3.01.   Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (1) the redemption date, (2) the principal amount at maturity of Notes to be redeemed and (3) the redemption price (expressed as a percentage of the Accreted Value).

        Section 3.02.   Selection of Notes to Be Redeemed.

        If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed as follows:

                        (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

                        (2) if the Notes are not listed on any national securities exchange, on a pro rata basis.

        No Notes of $1,000 of principal amount at maturity or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        Notes called for redemption become due on the date fixed for redemption.

        Section 3.03.   Notice of Redemption.

        Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Notices of redemption may not be conditional.

        The notice shall identify the Notes to be redeemed and shall state:

                        (1)     the redemption date;

                        (2)     the redemption price;

                        (3) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                        (4)     the name and address of the Paying Agent;

                        (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                        (6) that the Accreted Value of the Notes or portions of them called for redemption shall cease to increase on and after the redemption date;

                        (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                        (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

        Section 3.04.   Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

        Section 3.05.   Deposit of Redemption Price.

        One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of all Notes to be redeemed on that date plus Liquidated Damages, if any. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and Liquidated Damages, if any, on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, the Accreted Value of the Notes or the portions of the Notes called for redemption shall cease to increase.

        Section 3.06.   Notes Redeemed in Part.

        Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered. If a Global Note is so surrendered, such new Note shall also be a Global Note.

        Section 3.07.   Optional Redemption.

        (a) On or after February 1, 2006, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

        YEAR                                                  PERCENTAGE
        ----                                                  ----------
        2006................................................  106.125%
        2007................................................  103.063%
        2008 and thereafter.................................  100.000%

        (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

        Section 3.08.   Mandatory Redemption.

        (a) If the Escrow Corp. Merger has not occurred on or before the 60th day after the Issue Date or, or such earlier date as the Company in good faith reasonably determines that the conditions to the Escrow Corp. Merger cannot be met and notifies the Trustee thereof in writing (in each case, a "Release Date"), the Company shall redeem all and not less than all of the Notes issued under this Indenture at a redemption price equal to 101% of the Accreted Value of such Notes as of the redemption date (the "Mandatory Redemption Price").

        (b) The Company shall make the payment by not later than 12:00 noon (New York City time) on the second Business Day after the Release Date (the "Mandatory Redemption Payment Date"). The payment shall be made by depositing immediately available funds from the Escrow Account equal to the Mandatory Redemption Price with the Paying Agent on the Mandatory Redemption Payment Date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Mandatory Redemption Price. The Trustee shall give the notice of redemption to each Holder of Notes in the Company's name and at its expense at least one Business Day prior to the Mandatory Redemption Date setting forth the applicable information required to be provided to the Holders of the Notes under Section 3.03 hereof. Once such notice is provided, the Notes shall become irrevocably due and payable on the Mandatory Redemption Date at the Mandatory Redemption Price.

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

        (c) Except as provided in clauses (a) and (b) of this Section 3.08, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        Section 3.09.   Offer to Purchase by Application of Excess Proceeds.

        In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

        The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the Accreted Value of the Notes and the aggregate principal amount (or accreted value, as applicable) of other senior subordinated Indebtedness of the Company required to be purchased pursuant to Section 4.10 hereof (on a pro rata basis if Notes and other senior subordinated Indebtedness of the Company tendered are in excess of the Excess Proceeds) (which maximum amount shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes and other senior subordinated Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made pursuant to Section 4.01 hereof.

        Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                (i)     that the Asset Sale Offer is being made pursuant to this
                        Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                (ii)    the Offer Amount, the purchase price and the Purchase
                        Date;

                (iii) that the Accreted Value of any Note not tendered or accepted for payment shall continue to increase;

                (iv) that the Accreted Value of any Note accepted for payment pursuant to the Asset Sale Offer shall cease to increase after the Purchase Date;

                (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled

                        "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                (viii) that, if the aggregate Accreted Value of the Notes and the principal amount (or accreted value, as applicable) of other senior subordinated Indebtedness of the Company surrendered exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and other senior subordinated Indebtedness tendered, and shall deliver to the Trustee an Officers' Certificate stating that the Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

        The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Asset Sale Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 3.09, the Company shall comply

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

with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue of the compliance.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

        The provisions under this Indenture relating to the Company's obligation to make an Asset Sale Offer may be waived or modified with the written consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding.

                                    ARTICLE 4

                                    COVENANTS

        Section 4.01.   Payment of Notes.

        The Company shall pay or cause to be paid the Accreted Value of, Liquidated Damages and premium, if any, on the Notes on the dates and in the manner provided in the Notes. Accreted Value and premium, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., Eastern Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all Accreted Value and premium, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue Accreted Value and premium, if any, at a rate equal to 1% per annum in excess of the then applicable rate of accretion of the Notes, to the extent lawful. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued increase of Accreted Value.

        Section 4.02.   Maintenance of Office or Agency.

        The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

        Section 4.03.   Reports.

        Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes:

                        (1) all quarterly and annual financial information of the Parent that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file such Forms, and, with respect to the annual information only, a report on the annual financial statements by the Parent's certified independent accountants;

                        (2) the Tower Cash Flow for the most recently completed fiscal quarter and the Adjusted Consolidated Cash Flow and Non-Tower Cash Flow for the most recently completed four-quarter period, in each case of the Parent; and

                        (3) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports.

        in each case within the time periods specified in the SEC's rules and regulations.

        If the Company or a Sister Guarantor has designated any of its respective Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary (or group of Unrestricted Subsidiaries) is a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. The Company may furnish the foregoing required information to the Holders of the Notes supplementally in Parent's reports consistent with Rule 3-10 of Regulation S-X and not include such information in Company reports filed with the SEC. In no event shall the foregoing required information apply to any discontinued operations.

        In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, all of the information and reports referred to in clauses (1) through
(3) above shall be filed with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes (but not Exchange Notes) remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that the Company is at any time required by the SEC to file reports under the Exchange Act, the Company shall, so long as any Notes (but not Exchange Notes) are outstanding furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations, the foregoing required information.

        Section 4.04.   Compliance Certificate.

                (1) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

                (2) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        Section 4.05.   Taxes.

        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

        Section 4.06.   Stay, Extension and Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

        Section 4.07.   Restricted Payments.

        The Company and each Sister Guarantor shall not, and each of them shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly:

                (1) declare or pay any dividend or make any other payment or distribution on account of the Company's, any Sister Guarantor's or any of the Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company, any Sister Guarantor or any of the Restricted Subsidiaries) or to the direct or indirect holders of the Company's, any Sister Guarantor's or any of the Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or a Sister Guarantor or to the Company or a Sister Guarantor or a Restricted Subsidiary);

                (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or a Sister Guarantor, as the case may be) any Equity Interests of the Company or a Sister Guarantor or of any Person of which the Company or a Sister Guarantor is a Subsidiary (other than any such Equity Interests owned by the Company, a Sister Guarantor or any of the Restricted Subsidiaries);

                (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof (other than payments to the Company or a Sister Guarantor or payments by a Restricted Subsidiary to the Company or a Sister Guarantor or to another Restricted Subsidiary); or

                (4)     make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above, being collectively referred to as "Restricted Payments"),

        unless, at the time of and after giving effect to such Restricted
Payment:

                (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                (2) the Parent, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, would have had a Debt to Adjusted Consolidated Cash Flow Ratio no greater than
                        7.5 to 1.0; provided that this clause (2) shall not apply in connection with any Restricted Investment; and

                (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company, the Sister Guarantors and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4) and (6)) of the next succeeding paragraph), is less than the sum, without duplication, of:

                        (a) 100% of the Consolidated Cash Flow of the Parent for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date falls to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if the Consolidated Cash Flow for such period is a deficit, less 100% of the deficit), less 1.4 times the Consolidated Interest Expense of the Parent since the beginning of the fiscal quarter during which the Issue Date falls to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

                        (b)     (i) 100% of the aggregate net cash proceeds plus
                                (ii) 70% of the aggregate value, as reflected on the balance sheets of the Company and the Sister Guarantors in accordance with GAAP using purchase accounting, of any Qualified Proceeds valued as of the date the Company's or a Sister Guarantor's Equity Interests were issued, sold or exchanged therefor, in each case, received by the Company or any Sister Guarantor since the Issue Date as a contribution to its common equity capital or from the issue, sale or exchange of Equity Interests of the Company and the Sister Guarantor (other than Disqualified Stock) or from the issue or sale (whether before or after the Issue Date) of Disqualified Stock or debt securities of the Company or any Sister Guarantor that have been converted after the Issue Date into Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to or held by a Subsidiary of the Company or of any Sister Guarantor and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

                        (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                        (d) to the extent that any Unrestricted Subsidiary of the Company or any Sister Guarantor and all of its Subsidiaries are designated as or become Restricted Subsidiaries after the Issue Date, the lesser of:

                                (A)      the fair market value of the
                                         Investments by the Company or the
                                         Sister Guarantors in such Subsidiaries
                                         as of the date they are designated or
                                         become Restricted Subsidiaries, or

                                (B) the sum of: (x) the fair market value of the Investments by the Company and the Sister Guarantors in such
                                         Subsidiaries as of the date on which
                                         such Subsidiaries were most recently
                                         designated as Unrestricted
                                         Subsidiaries, and (y) the amount of any
                                         Investments made in such Subsidiaries
                                         subsequent to such designation as
                                         Unrestricted Subsidiaries (and treated
                                         as Restricted Payments or excluded from
                                         clause (3)(b) pursuant to the proviso
                                         of clause (2) of the next paragraph) by
                                         the Company, a Sister Guarantor or any
                                         Restricted Subsidiary; plus

                        (e) 100% of any dividends or other distributions received by the Company, a Sister Guarantor or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company and the Sister Guarantors (on a combined basis) for such period.

        The preceding provisions shall not prohibit:

                (1) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of the dividend or distribution, if at the date of declaration the dividend payment or distribution would have complied with the provisions of this Indenture;

                (2) (a) the making of any Investment or (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company or a Sister Guarantor, in the case of (a) or
                        (b), in exchange for, or out of the net cash proceeds from the substantially concurrent sale after the Issue Date (other than to a Subsidiary of the Company or a Sister Guarantor) of Equity Interests of the Company or of a Sister Guarantor (other than any Disqualified Stock); provided that, in each case, the amount of any net cash proceeds (or other assets, as applicable) that are so utilized shall be excluded from clause (3)(b) of the preceding paragraph;

                (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Group Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                (4) the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

                (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent, the Company, any Sister Guarantor or any Restricted Subsidiary held by any member of the Parent's, the Company's or any Sister Guarantor's (or any of the Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stockholders agreement, stock option agreement or restricted stock agreement in effect as of the Issue Date; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $500,000 in any twelve-month period and $5.0 million in the aggregate since the Issue Date; and

                (6) any dividend, payment, advance or distribution made to the Parent, (i) which is applied by Parent to pay scheduled interest, dividends or principal or premium or liquidation preference at the Stated Maturity thereof or pursuant to a mandatory redemption or repurchase obligation on the Existing Parent Indebtedness or Additional Parent Indebtedness, (ii) in an amount equal to up to $217 million to be used for purposes described under the caption "Use of Proceeds" in the Offering Circular, or (iii) in accordance with clause (7) of the second paragraph of Section 4.11 hereof.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company, such Sister Guarantor or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

        The fair market value of any assets or securities that are required to be valued by this Section shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this

Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

        Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

        The Company and each Sister Guarantor shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                (1) pay dividends or make any other distributions on its Capital Stock to the Company, any Sister Guarantor or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits;

                (2) pay any Indebtedness owed to the Company, any Sister Guarantor or any of the Restricted Subsidiaries;

                (3) make loans or advances to the Company, any Sister Guarantor or any of the Restricted Subsidiaries; or

                (4) transfer any of its properties or assets to the Company, any Sister Guarantor or any of the Restricted Subsidiaries.

        However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                (1) agreements governing Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date unless such restrictions are ordinary and customary for agreements of that type as determined in the good faith judgment of the Company's Board of Directors (and evidenced in a board resolution), which determination shall be conclusively binding;

                (2) Indebtedness of the Company, any Sister Guarantor or any Restricted Subsidiary under any Credit Facility that is permitted to be incurred pursuant to Section 4.09 hereof; provided that such Credit Facility and Indebtedness contain only such encumbrances and restrictions on such Restricted Subsidiary's ability to engage in the activities set forth in clauses (1) through (4) of the preceding paragraph as are, at the time such Credit Facility is entered into or amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced, ordinary and

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

                        customary for a Credit Facility of that type as determined in the good faith judgment of the Company's Board of Directors (and evidenced in a board resolution), which determination shall be conclusively binding;

                (3) encumbrances and restrictions applicable to any Unrestricted Subsidiary, as the same are in effect as of the date on which the Subsidiary becomes a Restricted Subsidiary, and as the same may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to the dividend and other payment restrictions than those contained in the applicable series of Indebtedness of such Subsidiary as in effect on the date on which such Subsidiary becomes a Restricted Subsidiary unless such restrictions are ordinary and customary for agreements of that type as determined in the good faith judgment of the Company's Board of Directors (and evidenced in a board resolution), which determination shall be conclusively binding;

                (4)     any Indebtedness incurred in compliance with Section
                        4.09 hereof or any agreement pursuant to which such Indebtedness is issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to pay the Accreted Value of the Notes;

                (5)     this Indenture, the Notes and the Note Guarantees;

                (6)     applicable law;

                (7) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company, any Sister Guarantor or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and as such instrument may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred and, provided further, that any such amendment, modification, restatement, renewal, increase, supplement,

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

                        refunding, replacement or refinancing is no more restrictive, taken as a whole, with respect to the dividend and other payment restrictions than those contained in the instrument as in effect on the date on which the Person was acquired by the Company unless such restrictions are ordinary and customary for agreements of that type as determined in the good faith judgment of the Company's Board of Directors (and evidenced in a board resolution), which determination shall be conclusively binding;

                (8) customary non-assignment provisions in leases or licenses entered into in the ordinary course of business;

                (9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (4) in the second paragraph of Section 4.09 hereof on the property so acquired;

                (10) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts that Restricted Subsidiary pending its sale or other disposition;

                (11) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced unless such restrictions are ordinary and customary for agreements of that type as determined in the good faith judgment of the Company's Board of Directors (and evidenced in a board resolution), which determination shall be conclusively binding;

                (12) Liens permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of the debtor to transfer the assets subject to such Liens;

                (13) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements; and

                (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

        Section 4.09.   Incurrence of Indebtedness and Issuance of Preferred
                        Stock.

        The Company and each Sister Guarantor shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company and each Sister Guarantor shall not issue any Disqualified Stock and shall not permit any of their respective Restricted Subsidiaries to issue any shares of preferred stock.

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

        The provisions of the first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, "Permitted Debt"):

                (1) the incurrence by the Company, any Sister Guarantor or any of the Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company, the Sister Guarantors and the Restricted Subsidiaries thereunder) incurred under this clause (1) at any one time outstanding not to exceed $1.6 billion less any amount applied to reduce Indebtedness incurred under this clause (1) as a result of the operation of clause (1) of the second paragraph of Section 4.10 hereof;

                (2) the incurrence by the Company, the Sister Guarantors and the Restricted Subsidiaries of the Existing Indebtedness;

                (3) the incurrence by the Company and the Group Guarantors of Indebtedness represented by the Notes and the related Note Guarantees and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

                (4) the incurrence by the Company, any Sister Guarantor or any of the Restricted Subsidiaries of Indebtedness:

                        (a) represented by Capital Lease Obligations incurred (i) in connection with the lease or other use of space or time on satellites or (ii) for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment, in each case used in the Teleports Business of the Company, such Sister Guarantor or such Restricted Subsidiary or

                        (b) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company, such Sister Guarantor or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $50.0 million at any time outstanding;

                (5) the incurrence by the Company, any Sister Guarantor or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness (other than intercompany

                        Indebtedness) or preferred stock or Disqualified Stock that was permitted by this Indenture to be incurred under clauses (2), (3), (4), (5) or (11) of this paragraph;

                (6) the incurrence by the Company, any Sister Guarantor or any of the Restricted Subsidiaries of intercompany Indebtedness between or among the Company, any Sister Guarantor and any of the Restricted Subsidiaries and the issuance by any Restricted Subsidiary of shares of preferred stock to the Company, a Sister Guarantor or to another Restricted Subsidiary; provided, however, that:

                        (a) if the Company or any Group Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Group Guarantor; and

                        (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a Person other than the Company, a Sister Guarantor or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness or preferred stock to a Person that is not either the Company, a Sister Guarantor or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company, such Sister Guarantor or such Restricted Subsidiary or issuance of the shares of preferred stock by such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                (7) the incurrence by the Company, any Sister Guarantor or any of the Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or currency exchange risk;

                (8) the Guarantee by the Company or any of the Group Guarantors of Indebtedness of the Company, a Sister Guarantor or a Restricted Subsidiary that was permitted to be incurred by another provision of this Indenture;

                (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09;

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

                        provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company and the Sister Guarantors as accrued;

                (10) the incurrence by the Company, any Sister Guarantor or any of the Restricted Subsidiaries of Acquired Debt in connection with a merger with or into a Restricted Subsidiary, or the acquisition of assets or a new Subsidiary; provided that, in the case of any such incurrence of Acquired Debt, such Acquired Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company, a Sister Guarantor or one of the Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, the acquisition by the Company, a Sister Guarantor or one of the Restricted Subsidiaries; and provided further that, in the case of any incurrence pursuant to this clause (10), as a result of such acquisition by the Company, a Sister Guarantor or one of the Restricted Subsidiaries, the Debt to Adjusted Consolidated Cash Flow Ratio of the Parent at the time of incurrence of such Acquired Debt, after giving pro forma effect to such acquisition and incurrence as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been the same or less than the Debt to Adjusted Consolidated Cash Flow Ratio of the Parent for the same period without giving pro forma effect to such incurrence; and

                (11) the incurrence by the Company, any Sister Guarantor or any of the Restricted Subsidiaries of additional Indebtedness and/or the issuance of preferred stock or Disqualified Stock in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding, including Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $25.0 million.

        For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, the Company and the Sister Guarantors shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section
4.09. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause
(1) of the definition of Permitted Debt.

        Section 4.10.   Asset Sales.

        The Company and each Sister Guarantor shall not, and shall not permit any of its respective Restricted Subsidiaries to, consummate an Asset Sale unless:

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

                (1) the Company, Sister Guarantor or Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                (2) the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Company's Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                (3) except in the case of a Tower Asset Exchange, a Surplus Asset Sale or an Excluded International Sale, at least 75% of the consideration received in such Asset Sale by the Company, the Sister Guarantor or Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                        (a) any liabilities of the Company, the Sister Guarantor or Restricted Subsidiary, as the case may be, as shown on its most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any assets pursuant to a customary novation agreement that releases the Company, the Sister Guarantor or the Restricted Subsidiary from further liability; and

                        (b) any securities, notes or other obligations received by the Company, the Sister Guarantor or the Restricted Subsidiary, as the case may be, from the transferee that are converted by the Company, the Sister Guarantor or the Restricted Subsidiary into cash within 20 days of the applicable Asset Sale, to the extent of the cash received in that conversion.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company, the Sister Guarantor or the Restricted Subsidiary, as the case may be, may apply those Net Proceeds at its option:

                (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                (2) to repay other Indebtedness of any of the Sister Guarantors or Restricted Subsidiaries;

                (3) to acquire all or substantially all of the assets of, or a majority of the Voting Stock or other Equity Interests of, another Permitted Business;

                (4)     to make a capital expenditure; or

                (5) to acquire other assets that are used or useful in a Permitted Business.

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

        Pending the final application of any Net Proceeds, they can be used to temporarily reduce revolving credit borrowings or otherwise be invested in any manner that is not prohibited by this Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount at maturity of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer for Notes shall be equal to 100% of the Accreted Value thereof and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, those Excess Proceeds may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate Accreted Value of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

        Section 4.11.   Transactions with Affiliates.

        The Company and each Sister Guarantor shall not, and shall not permit any of their respective Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                (1) the Affiliate Transaction is on terms that, in the aggregate, are no less favorable to the Company, the relevant Sister Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company, such Sister Guarantor or such Restricted Subsidiary with an unrelated Person; and

                (2)     the Company delivers to the Trustee:

                        (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an Officers' Certificate certifying that the Affiliate Transaction complies with clause (1) above;

                        (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Company's Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate

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

                                Transaction has been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such Affiliate Transaction (or, if there are no such members, by all of the directors and by the procedure described in clause (c) below); and

                        (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, other than a Permitted Investment, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

                (1) any employment agreement entered into with any executive officer of the Company, any Sister Guarantor or any of the Restricted Subsidiaries that is entered into by the Company, any Sister Guarantor or any of the Restricted Subsidiaries in the ordinary course of business and substantially consistent with the compensation arrangements of similarly situated executive officers at comparable companies engaged in Permitted Businesses;

                (2) transactions between or among the Company, the Sister Guarantors and/or the Restricted Subsidiaries;

                (3) transactions with a Person that is an Affiliate of the Company or a Sister Guarantor or a Restricted Subsidiary solely because the Company or a Sister Guarantor or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

                (4) payment of reasonable directors' fees to Persons in an aggregate annual amount per Person that is substantially consistent with directors' fees at comparable companies engaged in Permitted Businesses;

                (5) issuances or sales of Equity Interests (other than Disqualified Stock) of the Company;

                (6) transactions entered into in connection with the Escrow Corp. Merger;

                (7) payments to the Parent of customary tax sharing payments (including, without limitation, pursuant to the Tax Sharing Agreement) and of amounts necessary to pay Parent's reasonable and customary administrative and overhead expenses and reasonable transaction costs related to financings;

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

                (8) arrangements between some or all of the Company, the Guarantors and the Restricted Subsidiaries, on the one hand, and Verestar or its Subsidiaries, on the other hand, in the ordinary course of business and in existence on the Issue Date; and

                (9) Restricted Payments that are permitted by Section 4.07 hereof and Permitted Investments.

        Section 4.12.   Liens.

        The Company and each Sister Guarantor shall not, and shall not permit any of their respective Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

        Section 4.13.   Corporate Existence.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and

                (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

        Section 4.14.   Offer to Repurchase Upon Change of Control.

        If a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price, in cash, equal to 101% of the Accreted Value of the Notes on the date of purchase plus Liquidated Damages, if any, on the Notes purchased, to the date of purchase (a "Change of Control Payment"). Within 15 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute a Change of Control and stating:

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                (1)     that the Change of Control Offer is being made pursuant
                        to this Section 4.14 and that all Notes tendered will be accepted for payment;

                (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                (3) that any Note not tendered will continue to accrete interest;

                (4) that the Accreted Value of all Notes accepted for payment pursuant to the Change of Control Offer shall cease to increase after the Change of Control Payment Date;

                (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

                (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof; and

                (8) that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have Notes purchased in integral multiples of $1,000 only.

        On the Change of Control Payment Date, the Company shall, to the extent lawful,

                (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

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                (3)     deliver or cause to be delivered to the Trustee the
                        Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company.

        The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount at maturity of $1,000 or an integral multiple of $1,000.

        The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of the compliance.

        The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

        Section 4.15.   Anti-Layering.

        The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Group Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Group Guarantor and senior in any respect in right of payment to such Group Guarantor's Note Guarantee.

        Section 4.16.   Sale and Leaseback Transactions.

        The Company and each Sister Guarantor shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company, any Sister Guarantor or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                (1) the Company, such Sister Guarantor or such Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the provisions of Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;

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                (2)     the gross cash proceeds of that sale and leaseback
                        transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

                (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section
                        4.10 hereof.

        Section 4.17.   Covenant Suspension.

        If on any date following the Issue Date:

                (a)     the Notes have an Investment Grade Rating and

                (b) no Default or Event of Default has occurred and is continuing under the Indenture,

then, beginning on that day the Company, the Sister Guarantors and the Restricted Subsidiaries shall not be subject to the following Sections of this
Indenture: Section 3.09, Section 4.07, Section 4.08, Section 4.09, Section 4.10,
Section 4.11, Section 4.15, Section 4.19, clause (1)(a) of Section 4.16, the proviso to the last paragraph of the definition of "Unrestricted Subsidiary" in
Section 1.01, and clause (4) of Section 5.01 (collectively, the "Suspended Covenants"). In the event the foregoing Sections are suspended pursuant to this
Section 4.17 and the rating assigned by both Rating Agencies should subsequently decline to below an Investment Grade Rating, the foregoing Sections shall be reinstituted as of and from the date of such rating decline. Compliance with
Section 4.07 hereof shall be calculated as if it had been in effect since the Issue Date except that no Default shall be deemed to have occurred solely by reason of a Restricted Payment made while that Section was suspended, and no other Default shall be deemed to have occurred with respect to the suspended Sections during the time they were suspended (or after that time based solely on events that occurred during that time).

        Section 4.18.   Additional Subsidiary Note Guarantees.

        The Company and each Sister Guarantor shall cause any Person that shall become a Wholly Owned Domestic Restricted Subsidiary of the Company or the Sister Guarantor, as the case may be, after the consummation of the Escrow Corp. Merger to become a Guarantor and evidence its Note Guarantee by executing a supplemental indenture in the form of supplemental indenture attached as Exhibit B and deliver an Opinion of Counsel to the Trustee within ten Business Days of the date on which it was acquired and created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Wholly Owned Domestic Restricted Subsidiary, and is enforceable in accordance with its terms (subject to customary exceptions); provided that this Section
4.18 does not apply to any Subsidiaries of the Company or any Group Guarantor that have properly been designated as Unrestricted

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Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

        Section 4.19.   Designation of Restricted and Unrestricted Subsidiaries.

                The Board of Directors of the Company may designate any Restricted Subsidiary of the Company or of a Sister Guarantor to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company, the Sister Guarantors and the Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under
Section 4.07 hereof or Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company or a Sister Guarantor may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary as provided in the last paragraph of the definition thereof.

                                    ARTICLE 5

                                   SUCCESSORS

        Section 5.01.   Merger, Consolidation, or Sale of Assets.

        The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                (1)     either: (a) the Company is the surviving corporation; or
                        (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

                (3) immediately after such transaction, no Default or Event of Default exists; and

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                (4)     except in the case of (A) a merger of the Company with
                        or into a Wholly Owned Restricted Subsidiary of the Company, a Sister Guarantor or a Wholly Owned Restricted Subsidiary of a Sister Guarantor, (B) a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction and (C) the Escrow Corp.
                        Merger:

                        (x) in the case of a merger or consolidation in which the Company is the surviving corporation, the Parent, at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if the transaction had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available for income statement purposes, (i) would have had a Debt to Adjusted Consolidated Cash Flow Ratio no greater than 7.5 to 1.0 or (ii) would have had a Debt to Adjusted Consolidated Cash Flow Ratio that was not greater than its Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such transaction, or

                        (y) in the case of any other such transaction, the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which the sale, assignment, transfer, conveyance or other disposition shall have been made, at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period of such entity or Person for which internal financial statements are available for income statement purposes, (i) would have had a Debt to Adjusted Consolidated Cash Flow Ratio no greater than 7.5 to 1.0 or (ii) would have had a Debt to Adjusted Consolidated Cash Flow Ratio that was not greater than the Debt to Adjusted Consolidated Cash Flow Ratio of the Parent for the same period without giving pro forma effect to such transaction.

        In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

        Section 5.02.   Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture

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referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the Accreted Value of the Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

        Section 6.01.   Events of Default.

        Each of the following constitutes an Event of Default:

                (1) default for 30 days in the payment when due of Liquidated Damages with respect to, the Notes whether or not prohibited by the subordination provisions of
                        Article 11 hereof;

                (2) default in payment when due of the Accreted Value of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of Article 11 hereof;

                (3)     failure by the Company to comply with the provisions of
                        Article 5 hereof or failure by the Company to consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of this Indenture;

                (4) failure by the Company or any of the Sister Guarantors for 30 days after notice to comply with any of the other agreements in this Indenture or the Notes;

                (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

                        (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                        (b) results in the acceleration of such Indebtedness prior to its express maturity,

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                        and, in each case referred to in clauses (a) and (b)
                        above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

                (6) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                (7) except as permitted by this Indenture, any Note Guarantee by any Significant Subsidiary of the Company shall be held in final and non-appealable judgment to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor that is a Significant Subsidiary of the Company, or any Person acting on behalf of any such Guarantor, shall in writing deny or disaffirm its obligations under its Note Guarantee;

                (8) failure by the Company to effect the mandatory redemption of the Notes as provided for in Section 3.08 hereof, and

                (9) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                        (a)     commences a voluntary case,

                        (b) consents to the entry of an order for relief against it in an involuntary case,

                        (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                        (d) makes a general assignment for the benefit of its creditors, or

                        (e) generally is not paying its debts as they become due; or

                (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

                        (b) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

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                        (c)     orders the liquidation of the Company or any of
                                its Significant Subsidiaries;

                        and the order or decree remains unstayed and in effect for 60 consecutive days.

        Section 6.02.   Acceleration.

        In the case of an Event of Default specified in clause (9) or (10) of
Section 6.01 hereof, with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding Notes shall become due and payable immediately in an amount equal to the Accreted Value of the Notes outstanding on the date of acceleration, without further action or notice.

        If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately in an amount equal to the Accreted Value of the Notes outstanding on the date of acceleration. Upon any such declaration, the Accreted Value of the Notes outstanding on the date of acceleration shall become immediately due and payable.

        Section 6.03.   Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Accreted Value of, Liquidated Damages and premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        Section 6.04.   Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount at maturity of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the Accreted Value of, and Liquidated Damages and premium, if any, on the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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        Section 6.05.   Control by Majority.

        Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

        Section 6.06.   Limitation on Suits.

        A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                (2) the Holders of at least 25% in principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (5) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

        Section 6.07.   Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Accreted Value, Liquidated Damages and premium, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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        Section 6.08.   Collection Suit by Trustee.

        If an Event of Default specified in clauses (1) or (2) of Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Accreted Value, Liquidated Damages and premium, if any, remaining unpaid on the Notes and interest on overdue Accreted Value, to the extent lawful, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        Section 6.09.   Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10.   Priorities.

        If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

        First: to the Trustee, its agents and attorneys for amounts due under
        Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

        Second: to Holders of Notes for amounts due and unpaid on the Notes for Accreted Value, Liquidated Damages and premium, if any, ratably, without preference or priority

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        of any kind, according to the amounts due and payable on the Notes for
        Accreted Value, Liquidated Damages and premium, if any, respectively;
        and

        Third: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

        Section 6.11.   Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

        Section 7.01.   Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)     Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions required to be furnished to the Trustee hereunder to determine whether or not they conform to the requirements of this Indenture.

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        (c)     The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)     this paragraph does not limit the effect of paragraph
                        (b) of this Section 7.01;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                        Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        Section 7.02.   Rights of Trustee.

        (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written and oral advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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        (d)     The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

        Section 7.03.   Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

        Section 7.04.   Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        Section 7.05.   Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except a Default or Event of Default relating to the payment of Accreted Value of, or Liquidated Damages on, the Notes, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

        Section 7.06.   Reports by Trustee to Holders of the Notes.

        Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date,

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no report need be transmitted). The Trustee also shall comply with TIA Section
313(b). The Trustee shall also transmit by mail all reports as required by TIA
Section 313(c).

        A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

        Section 7.07.   Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

        To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay Accreted Value on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (9) or (10) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

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        Section 7.08.   Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount at maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (a)     the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a custodian or public officer takes charge of the Trustee or its property; or

                (d)     the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount at maturity of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof.

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        Section 7.09.   Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

        Section 7.10.   Eligibility; Disqualification.

        There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $75.0 million as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

        Section 7.11.   Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

        Section 7.12.   Trustee's Application for Instructions from the Company.

        Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        Section 8.01.   Option to Effect Legal Defeasance or Covenant
Defeasance.

        The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

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        Section 8.02.   Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments provided to it acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                (1) the rights of Holders of outstanding Notes to receive payments in respect of the Accreted Value of, or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section
                        8.04 hereof;

                (2) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

                (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith; and

                (4)     this Article 8.

        Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

        Section 8.03.   Covenant Defeasance.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Group Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19
hereof and clause 4 of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply

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with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (3) through (8) of Sections
6.01 hereof shall not constitute Events of Default.

        Section 8.04.   Conditions to Legal or Covenant Defeasance.

        The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

                (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Accreted Value of, Liquidated Damages or premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to a particular redemption date;

                (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (3) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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                (4)     no Default or Event of Default shall have occurred and
                        be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit)

                (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company, any Sister Guarantor or any of the Restricted Subsidiaries is a party or by which the Company, any Sister Guarantor or any of the Restricted Subsidiaries is bound;

                (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                (7) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of Accreted Value, Liquidated Damages and premium, if any, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the Accreted Value, Liquidated Damages and premium, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

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        Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under clause (1) of Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        Section 8.06.   Repayment to Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Accreted Value, Liquidated Interest or premium, if any, on any Note and remaining unclaimed for two years after such Accreted Value, Liquidated Damages and premium, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

        Section 8.07.   Reinstatement.

        If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and each Guarantor's obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of Accreted Value of, Liquidated Damages or premium, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

        Section 9.01.   Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of Notes:

                (1)     to cure any ambiguity, defect or inconsistency;

                (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                (3) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

                (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

                (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                (6) to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the Description of Notes in the Offering Circular to the extent that such provision in such Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

        Section 9.02.   With Consent of Holders of Notes.

        Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof), the Note Guarantees

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and the Notes with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, voting as a single class, (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than an uncured Default or Event of Default in the payment of the Accreted Value of, premium or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes, voting as a single class, (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 66?% in aggregate principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article 11 hereof that adversely affects the rights of any Holder of the Notes. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Company and the Group Guarantors with any provision of this Indenture, the Note Guarantees or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                (1) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

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                (2)     reduce the principal amount at maturity of or change the
                        fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.09,
                        4.10 and 4.14 hereof, or amend or modify the calculation of Accreted Value so as to reduce the amount of the Accreted Value of the Notes;

                (3) waive a Default or Event of Default in the payment of the Accreted Value of, or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

                (4) make any Note payable in money other than that stated in the Notes;

                (5) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of the Accreted Value of, or premium or Liquidated Damages, if any, on the Notes;

                (6) waive a redemption payment except as provided above with respect to Sections 3.09, 4.10 or 4.14 hereof;

                (7) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                (8) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

        Section 9.03.   Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

        Section 9.04.   Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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        Section 9.05.   Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        Section 9.06.   Trustee to Sign Amendments, etc.

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                 NOTE GUARANTEES

        Section 10.01.  Guarantee.

        The provisions of this Article 10 shall apply only to (i) the Guarantors listed on the signature pages hereto upon the consummation of the Escrow Corp. Merger and (ii) with respect to any future Wholly Owned Domestic Restricted Subsidiaries of the Company or of any of the Sister Guarantors, if any, upon the execution of one or more supplemental indentures to this Indenture in the form of Exhibit C to this Indenture in compliance with the requirements of Section
4.18 of this Indenture.

        Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the Accreted Value of, and Liquidated Damages, if any, on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for

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whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

        Section 10.02.  Subordination of Note Guarantee

        The Obligations of each Guarantor under its Note Guarantee pursuant to this Article 10 shall be subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are subordinated to Senior Debt of the Company.

        Section 10.03.  Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the

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extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall not exceed an amount that, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, would result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

        Section 10.04.  Evidence of Note Guarantee.

        To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees to execute this Indenture with effect as of the consummation of the Escrow Corp. Merger or, in the case of a Person becoming a Guarantor pursuant to Section 4.18 hereof, to execute a supplemental indenture in the form attached as Exhibit B.

        Section 10.05.  Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 10.06, no Group Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person other than the Company or another Group Guarantor, unless:

                (1) subject to Section 10.06 hereof, either (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the Obligations of that Group Guarantor, pursuant to a supplemental indenture in the form attached as Exhibit B, under the Notes, the Indenture, the Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein or (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture; and

                (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

        In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee in the form attached as Exhibit B and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

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        Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

        Section 10.06.  Releases.

        The Note Guarantee of a Group Guarantor shall be released:

                (1) in connection with any sale or other disposition of all or substantially all of the assets of that Group Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company, a Sister Guarantor or a Restricted Subsidiary, if the sale or other disposition complies with Section 4.10 hereof;

                (2) in connection with any sale of Capital Stock of a Group Guarantor (as a result of which such Guarantor is no longer a Subsidiary of the Company or a Subsidiary of a Sister Guarantor or, in the case of the Sister Guarantors, a Subsidiary of the Parent) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company or a Subsidiary of a Sister Guarantor or, in the case of the Sister Guarantors, a Subsidiary of the Parent, if the sale complies with Section 4.10 hereof and, if not a sale of all such Capital Stock, the remaining Investment of the Company, the Sister Guarantors and the Restricted Subsidiaries in such Group Guarantor complies with
                        Section 4.07 hereof;

                (3) if the Company or a Sister Guarantor designates such Group Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

                (4) if such Group Guarantor is released from its Guarantee under the Credit Agreement or is released from its obligations as a co-borrower under the Credit Agreement.

        Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the Accreted Value of the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article
10. The Note Guarantee of the Parent shall be released if the Parent is released from its Guarantee under the Credit Agreement. If a Sister Guarantor is released from its Note Guarantee, it shall also be released from all of its Obligations under this Indenture. If any Group Guarantor is released from its Note Guarantee, its Restricted Subsidiaries shall also be released from their Note Guarantees.

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                                   ARTICLE 11

                                  SUBORDINATION

        Section 11.01.  Agreement to Subordinate.

        The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

        Section 11.02.  Liquidation; Dissolution; Bankruptcy.

        Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of the Company's creditors or any marshaling of the Company's assets and liabilities:

                (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof); and

                (2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article 11 shall be made to holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

        Section 11.03.  Default on Designated Senior Debt.

        (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement,

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                        indenture or other document governing such Designated
                        Senior Debt; or

                (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt or their Representative. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of Accreted Value, Liquidated Damages and premium, if any, on the Notes that have come due have been paid in full in cash.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 180 days.

        (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

                (1) in the case of a payment default, upon the date upon which such default is cured or waived, or

                (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 11 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

        Section 11.04.  Acceleration of Notes.

        If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

        Section 11.05.  When Distribution Must Be Paid Over.

        In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof) at a time when the Trustee or such

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Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 11.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

        With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

        Section 11.06.  Notice by Company

        The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 11, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 11.

        Section 11.07.  Subrogation.

        After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 11 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

        Section 11.08.  Relative Rights.

        This Article 11 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

                (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay Accreted Value of, Liquidated Damages and premium, if any, on the Notes in accordance with their terms;

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                (2)     affect the relative rights of Holders of Notes and
                        creditors of the Company other than their rights in relation to holders of Senior Debt; or

                (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

        If the Company fails because of this Article 11 to pay Accreted Value of, Liquidated Damages or premium, if any, on a Note on the due date, the failure is still a Default or Event of Default.

        Section 11.09.  Subordination May Not Be Impaired by Company

        No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

        Section 11.10.  Distribution or Notice to Representative

        Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

        Section 11.11.  Rights of Trustee and Paying Agent

        Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 11. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

        The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

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        Section 11.12.  Authorization to Effect Subordination.

        Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

        Section 11.13.  Amendments.

        The provisions of this Article 11 may not be amended or modified without the written consent of the holders of all Senior Debt. In addition, any amendment to, or waiver of, the provisions of this Article 11 that adversely affects the rights of the Holders of the Notes shall require the consent of the Holders of at least 66?% in aggregate principal amount at maturity of Notes then outstanding.

                                   ARTICLE 12

                           SATISFACTION AND DISCHARGE

        Section 12.01.  Satisfaction and Discharge

        This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

                (1)     either

                        (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                        (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire

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                                indebtedness on the Notes not delivered to the
                                Trustee for cancellation for Accreted Value, premium and Liquidated Damages, if any;

                (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or shall occur as a result of the deposit and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 12.02 and Section 8.06 shall survive. In addition, nothing in this Section 12.01 shall be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

        Section 12.02.  Notices

        Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Accreted Value, Liquidated Damages and premium, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; provided that if the Company has made any payment of Accreted Value, Liquidated Damages or premium, if any, on any Notes because of the reinstatement of its obligations, the

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Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13

                                  MISCELLANEOUS

        Section 13.01.  Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

        Section 13.02.  Notices.

        Any notice or communication by the Company, any Guarantor, or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

        If to the Company and/or any Guarantor:

        c/o American Tower Corporation
        116 Huntington Avenue
        Boston, MA 02116
        Telecopier No.:  (617) 375-7575
        Attention:  Chief Financial Officer and
                    Treasurer and Executive
                    Vice President and General Counsel

        If to the Trustee:

        The Bank of New York
        101 Barclay Street, 21W
        New York, New York  10286
        Telecopier No.:  (212) 815-5915
        Attention:  Corporate Trustee Administration Department

        The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

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        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

        Section 13.04.  Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

        (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

        Section 13.05.  Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such Person, he, she or it has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

        Section 13.06.  Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the TIA.

        Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

        No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        Section 13.08.  Governing Law.

        THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        Section 13.09.  No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        Section 13.10.  Successors.

        All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

        Section 13.11.  Severability.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 13.12.  Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        Section 13.13.  Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of January 29, 2003

                                            AMERICAN TOWER ESCROW CORPORATION

                                            By:  /s/ Bradley E. Singer
                                                 -------------------------------
                                                 Name:  Bradley E. Singer
                                                 Title: President

Attest:

  /s/ Justin D. Benincasa
--------------------------------------
Name:   Justin D. Benincasa
Title:  Vice President

                                            THE BANK OF NEW YORK


                                            By:  /s/ Kisha A. Holder
                                                 -------------------------------
                                                 Name:  Kisha A. Holder
                                                 Title: Assistant Treasurer

        Each of the Guarantors agrees to be bound by the terms and conditions of this Indenture, as of the date of the consummation of the Escrow Corp. Merger. Prior to such date, the Guarantors shall not be deemed to be a party to this Indenture and shall not be bound by the terms and conditions thereof.

                                            American Tower Corporation
                                            ATC GP, Inc.
                                            American Tower Delaware Corporation
                                            American Tower Management, Inc.
                                            ATC LP Inc.
                                            ATC International Holding Corp.
                                            New Loma Communications, Inc.
                                            Towersites Monitoring, Inc.
                                            Kline Iron & Steel Co., Inc.
                                            Carolina Towers, Inc.
                                            ATC Tower Services, Inc.
                                            UniSite, Inc.
                                            ATC South America Holding Corp.
                                            American Tower International, Inc.


                                            By:  /s/ Justin D. Benincasa
                                                 -------------------------------
                                                 Name:  Justin D. Benincasa
                                                 Title: Sr. Vice President

Attest:

  /s/ Bradley E. Singer
--------------------------------------
Name:   Bradley E. Singer
Title:  Chief Financial Officer and
        Treasurer of American Tower
        Corporation

                                            American Tower LLC

                                            By:  American Tower Corporation,
                                                 its sole member and manager

                                            By:  /s/ Justin D. Benincasa
                                                 -------------------------------
                                                 Name:  Justin D. Benincasa
                                                 Title: Sr. Vice President

Attest:

  /s/ Bradley E. Singer
------------------------------------
Name:   Bradley E. Singer
Title:  Chief Financial Officer and
        Treasurer of American Tower
        Corporation

                                            Towers Of America, L.L.L.P.
                                            ATS/PCS, LLC

                                            By:  American Tower, L.P.,
                                                 its general partner and its
                                                 sole member and manager
                                                 (as applicable)
                                            By:  ATC GP, Inc.,
                                                 its general partner


                                            By:  /s/ Justin D. Benincasa
                                                 -------------------------------
                                                 Name:  Justin D. Benincasa
                                                 Title: Sr. Vice President

Attest:

  /s/ Bradley E. Singer
------------------------------------
Name:   Bradley E. Singer
Title:  Chief Financial Officer and
        Treasurer of American Tower
        Corporation

                                            American Tower PA LLC
                                            Telecom Towers, L.L.C.
                                            ATC South LLC

                                            By:  American Towers, Inc.,
                                                 their sole member and manager


                                            By:  /s/ Justin D. Benincasa
                                                 -------------------------------
                                                 Name:  Justin D. Benincasa
                                                 Title: Sr. Vice President

Attest:

  /s/ Bradley E. Singer
------------------------------------
Name:   Bradley E. Singer
Title:  Chief Financial Officer and
        Treasurer of American Tower
        Corporation

                                            ATC Midwest, LLC

                                            By:  American Tower Management,Inc.,
                                                 its sole member and manager


                                            By:  /s/ Justin D. Benincasa
                                                 -------------------------------
                                                 Name:  Justin D. Benincasa
                                                 Title: Sr. Vice President

Attest:

  /s/ Bradley E. Singer
--------------------------------------
Name:   Bradley E. Singer
Title:  Chief Financial Officer and
        Treasurer of American Tower
        Corporation

                                            MHB Tower Rentals of America, LLC

                                            By:  ATC South LLC, its sole member
                                            By:  American Towers, Inc.,
                                                 its sole member and manager


                                            By:  /s/ Justin D. Benincasa
                                                 -------------------------------
                                                 Name:  Justin D. Benincasa
                                                 Title: Sr. Vice President

Attest:

  /s/ Bradley E. Singer
------------------------------------
Name:   Bradley E. Singer
Title:  Chief Financial Officer and
        Treasurer of American Tower
        Corporation

                                            American Tower, L.P.

                                            By:  ATC GP, Inc.,
                                                 its general partner


                                            By:  /s/ Justin D. Benincasa
                                                 -------------------------------
                                                 Name:  Justin D. Benincasa
                                                 Title: Sr. Vice President

Attest:

  /s/ Bradley E. Singer
------------------------------------
Name:   Bradley E. Singer
Title:  Chief Financial Officer and
        Treasurer of American Tower
        Corporation

                                            Shreveport Tower Company

                                            By:  Telecom Towers, LLC, and
                                                 ATC South, LLC,
                                                 its general partners
                                            By:  American Towers, Inc.,
                                                 their sole member and manager

                                            By:  /s/ Justin D. Benincasa
                                                 -------------------------------
                                                 Name:  Justin D. Benincasa
                                                 Title: Sr. Vice President

Attest:

  /s/ Bradley E. Singer
------------------------------------
Name:   Bradley E. Singer
Title:  Chief Financial Officer and
        Treasurer of American Tower
        Corporation

                                            American Tower Trust #1
                                            American Tower Trust #2


                                            By:  /s/ Justin D. Benincasa
                                                 -------------------------------
                                                 Name:  Justin D. Benincasa
                                                 Title: Trustee

Attest:

  /s/ Bradley E. Singer
------------------------------------
Name:   Bradley E. Singer
Title:  Chief Financial Officer and
        Treasurer of American Tower
        Corporation

                                                                       EXHIBIT A

                                  FORM OF NOTE

                                 [FACE OF NOTE]

[Insert the Global Note Legend, if applicable, pursuant to Section 2.06(f)(i) of the Indenture]

[Insert the Investment Company Act Legend, if applicable, pursuant to Section 2.06(f)(iii) of the Indenture]

[Insert the OID Legend, if applicable, pursuant to Section 2.06(f)(iv) of the Indenture]

[Insert the Unit Legend, if applicable, pursuant to Section 2.06(f)(v) of the Indenture]

[If Restricted Notes, then insert the following legend (the "Private Placement Legend") - THIS NOTE (OR ITS PREDECESSOR) AND ANY RELATED NOTE GUARANTEE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), [AND THE COMPANY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT")] [to be included only in the Notes for so long as American Tower Escrow Corporation is the obligor]. ACCORDINGLY, THIS NOTE AND ANY RELATED NOTE GUARANTEE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY

ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

ESCROW CORP., AMERICAN TOWERS, INC., THE TRANSFER AGENT OR THE INDENTURE TRUSTEE, AS APPLICABLE, SHALL REFUSE TO REGISTER ANY TRANSFER OF THE SECURITIES IN VIOLATION OF THE FOREGOING.

[If a Regulation S Note, then insert -- THIS NOTE AND ANY RELATED NOTE GUARANTEE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

                              CUSIP/CINS___________

               12.25% Senior Subordinated Discount Notes Due 2008

No. ___                                                               $_________

                        AMERICAN TOWER ESCROW CORPORATION

promises to pay to CEDE & CO. or registered assigns, the principal sum of __________________________________ DOLLARS on August 1, 2008.


Dated: ____________________

                                    AMERICAN TOWER ESCROW CORPORATION

                                    By:
                                       ----------------------------
                                       Name:
                                       Title:

                                    By:
                                       ----------------------------
                                       Name:
                                       Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
   ----------------------------
   Authorized Signatory

                                 [BACK OF NOTE]

               12.25% Senior Subordinated Discount Notes Due 2008

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. Interest. American Tower Escrow Corporation (together with its successors, the "Company"), shall pay no interest on the principal amount of this Note. The Accreted Value of this Note will increase between the Issue Date and maturity at a rate of 12.25% per annum calculated on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value at maturity of this Note will equal the full principal amount at maturity of this Note. [If Original Notes then insert: If (i) on or prior to the 90th day following the Issue Date (or such longer period as required by applicable law), neither a registration statement (the "Exchange Registration Statement") under the Securities Act, registering a note substantially identical to this Note (except that such Note will not contain terms with respect to the Additional Interest payments described below or transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") nor a registration statement registering this Note for resale (a "Shelf Registration Statement") has been filed with the Securities and Exchange Commission, (ii) on or prior to the 180th day following the Issue Date, neither the Exchange Registration Statement nor the Shelf Registration Statement has become or been declared effective, (iii) on or prior to 30 business days following the Effectiveness Target Date, the Exchange Offer has not been consummated, or (iv) either the Exchange Registration Statement or, if applicable, the Shelf Registration Statement is declared effective but (A) thereafter ceases to be effective or (B) ceases to be usable in connection with certain resales, in each case (i) through (iv) upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then liquidated damages will be assessed with respect to this Note at an amount of $0.05 per week per $1,000 of Accreted Value of this Note (the "Liquidated Damages") for the 90-day period immediately following the occurrence of the Registration Default, which amount shall be increased by $0.05 per week per $1,000 of Accreted Value of this Note at the beginning of each subsequent 90-day period (provided that such amount shall not exceed $0.50 per week per $1,000 of Accreted Value of this Note in the aggregate) and such amount shall be payable until such time (the "Step-Down Date") as no Registration Default is in effect (after which such amount will be restored to its initial amount). In no event shall the Company be required to pay Liquidated Damages for more than one Registration Default at any given time. Liquidated Damages shall be paid semi-annually on February 1 and August 1 in each year; and the amount of Liquidated Damages shall be determined on the basis of the number of days actually elapsed. Any unpaid Liquidated Damages on this Note upon the issuance of an Exchange Note (as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder hereof but such Liquidated Damages shall be payable on the next February 1 or August 1 to the Holder thereof.] The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue Accreted Value and premium [If Original Notes then insert: or Liquidated Damages], if any, at a rate that is 1% per annum in excess of the then applicable rate of accretion of the Notes, to the extent lawful.

        2. Method of Payment. The Notes shall be payable as to Accreted Value, premium or Liquidated Damages, if any, at the office or agency of the Paying Agent and Registrar maintained for such purpose within the City and State of New York, or, at the option of the Company, payment may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to Accreted Value of and premium, if any, on, all Global Notes and all other Notes the Holders of which have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture dated as of January 29, 2003 (the "Indenture") among the Company, the Guarantors (from and after the consummation of the Escrow Corp. Merger) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company. The Original Notes are limited to $808 million in aggregate principal at maturity amount. Unless the context otherwise requires, the Original Notes and the Exchange Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions and Asset Sale Offers.

        5. Optional Redemption. The Notes shall not be redeemable at the Company's option prior to February 1, 2006. On or after February 1, 2006, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

                YEAR                                        PERCENTAGE
                ----                                        ----------
                2006....................................       106.125%
                2007....................................       103.063%
                2008 and thereafter.....................       100.000%

        6.      Mandatory Redemption.

        If the Escrow Corp. Merger has not occurred on or before the 60th day after the Issue Date or, at the request of the Company prior to such date if the Company in good faith reasonably determines that the conditions to the Escrow Corp. Merger cannot be met, all and not less than all of the Notes then outstanding shall be mandatorily redeemed by the Company within two Business Days thereafter at a price equal to 101% of the Accreted Value of the Notes on the date redeemed.

        Except as set forth in this paragraph 6, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7.      Repurchase at Option of Holder.

                (a) If a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price, in cash, equal to 101% of the Accreted Value of the Notes on the date of purchase plus Liquidated Damages, if any, on the Notes purchased, to the date of purchase (a "Change of Control Payment"). Within 15 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount at maturity of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the remaining Excess Proceeds may be used for any purpose not otherwise prohibited by the Indenture. If the aggregate Accreted Value of Notes surrendered by Holders thereof, and the amounts due to any holders of any other debt of the Company entitled to receive a comparable asset sales offer, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes. [If not a Global Note, insert -- In the event of redemption or purchase pursuant to an Asset Sale Offer of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

        8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, the Accreted Value of Notes or portions thereof called for redemption ceases to increase.

        9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal at maturity of the then outstanding Notes. Any existing default or non-compliance with any provision of the Indenture, Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal at maturity of the then outstanding Notes, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the Description of Notes in the Offering Circular to the extent that such provision in such Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes.

        12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of Liquidated Damages with respect to the Notes, whether or not prohibited by the subordination provisions of Article 11 of the Indenture; (ii) default in payment when due of the Accreted Value of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of Article 11 of the Indenture; (iii) failure by the Company to comply with the provisions of Article 5 of the Indenture or failure by the Company to consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of the Indenture;
(iv) failure by the Company or any of the Sister Guarantors for 30 days after notice to comply with any of the other agreements in this Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by this Indenture, any Note Guarantee by any Significant Subsidiary of the Company shall be held in final and non-appealable judgment to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor that is a Significant Subsidiary of the Company, or any Person acting on behalf of any such Guarantor, shall in writing deny or disaffirm its obligations under its Note Guarantee; (viii) failure by the Company to effect the mandatory redemption of the Notes if required pursuant to Section 3.08 of the Indenture, and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in an amount equal to the Accreted Value of the Notes outstanding on the date of acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of Accreted Value) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of Accreted Value of, and Liquidated Damages and premium, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        13.     Subordination. Payment of Accreted Value, premium and
Liquidated Damages, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms found in the Indenture.

        14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. In addition, prior to the consummation of the Escrow Corp. Merger, the Holders of the Notes shall only have recourse to Escrow Corp. under the Indenture and under the Notes and shall not have any recourse to the stock or assets of the Parent or any of its Affiliates or Subsidiaries (other than Escrow Corp.).

        16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to the Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of January 29, 2003, among the Company, the Guarantors (from and after the consummation of the Escrow Corp. Merger) and the other parties named on the signature pages thereof.

        19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        20.     Guarantees. From and after the consummation of the Escrow
Corp. Merger, this Note shall be entitled to the benefits of the Note Guarantees made by the Guarantors under the Indenture. Additional Guarantors may be added and Guarantors may be released from their Note Guarantees as provided in the Indenture.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: American Tower Corporation, 116 Huntington Avenue, Boston, MA 02116, Attention: Chief Financial Officer and Secretary.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

                                   (Insert assignee's soc. sec. or tax I.D. no.)

                           (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ----------------

                  Your Signature:
                                 ------------------------------
                        (Sign exactly as your name appears on
                                 the face of this Note)

Signature Guarantee*:______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

       [_] Section 4.10                    [_] Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                  $____________

Date:
      -------------------

                   Your Signature:
                                  ---------------------------------
                         (Sign exactly as your name appears on
                                   the face of this Note)

                   Tax Identification No.:______________________

Signature Guarantee*:
                     ---------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                 PRINCIPAL AMOUNT OF
                                                                   THIS GLOBAL NOTE        SIGNATURE OF
                   AMOUNT OF DECREASE IN  AMOUNT OF DECREASE IN      FOLLOWING SUCH   AUTHORIZED OFFICER OF
                    PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF          DECREASE            TRUSTEE OR
DATE OF EXCHANGE      THIS GLOBAL NOTE       THIS GLOBAL NOTE         (OR INCREASE)          CUSTODIAN
----------------   ---------------------  ---------------------  -------------------  ---------------------


* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

        Supplemental Indenture (this "Supplemental Indenture"), dated as of ________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of AMERICAN TOWER ESCROW CORPORATION (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and THE BANK OF NEW YORK, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 29, 2003 providing for the issuance of an aggregate principal amount of $808 Million of 12.25% Senior Subordinated Discount Notes due 2008 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Guarantor for purposes of Article 10 of the Indenture, including, without limitation, Section 10.03 thereof.

        3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        4. Counterparts.The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

        6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

        7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                               [Guaranteeing Subsidiary]
                               By:
                                  ---------------------------------
                                  Name:
                                  Title:

                               American Tower Escrow Corporation
                               By:
                                  ---------------------------------
                                  Name:
                                  Title:

                               [Other Guarantors]
                               By:
                                  ---------------------------------
                                  Name:
                                  Title

                               The Bank of New York
                               as Trustee
                               By:
                                  ---------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT C

                            [INTENTIONALLY OMITTED.]

                                                                       EXHIBIT D

                        FORM OF REGULATION S CERTIFICATE

        (For transfers pursuant to Section 2.06(a), (b)(iii), (d) and (e)
                                of the Indenture)

The Bank of New York,
as Trustee
101 Barclay St., 21W
New York, NY 10286
Attention: Corporate Trust Administration

                Re: 12.25% Senior Subordinated Discount Notes due 2008 of American Tower Escrow Corporation (the "Notes")

        Reference is made to the Indenture, dated as of January 29, 2003 (the "Indenture"), between American Tower Escrow Corporation, which is expected to merge with and into American Towers, Inc. (the "Company"), the Guarantors named therein and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

        This certificate relates to U.S. $____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                CUSIP No(s). ___________________________

                CERTIFICATE No(s). _____________________

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Notes, they are held through the Depositary or a Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who shall take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

        (a) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                (i) the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                (ii) the offer of the Specified Notes was not made to a person in the United States;

                (iii)   either:

                        (1) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                        (2) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                (iv) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

                (v) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1)have been satisfied; and

                (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

        (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                (i) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph
                        (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                (ii) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

        Dated:

                            ----------------------------------------------------
                            (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                            By:
                               -------------------------------------------------
                            Name:
                            Title:
                            (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                       EXHIBIT E

                      FORM OF RESTRICTED NOTES CERTIFICATE

        (For transfers pursuant to Section 2.06(a), (b)(iv), (d) and (e)
                                of the Indenture)

The Bank of New York,
as Trustee
101 Barclay St., 21W
New York, NY 10286
Attention: Corporate Trust Administration

                Re: 12.25% Senior Subordinated Discount Notes due 2008 of American Tower Escrow Corporation (the "Notes")

        Reference is made to the Indenture, dated as of January 31, 2001 (the "Indenture"), among American Tower Escrow Corporation, which is expected to merge with and into American Towers, Inc. (the "Company"), the Guarantors named therein and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

        This certificate relates to U.S. $_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                CUSIP No(s). ___________________________

                CERTIFICATE No(s). _____________________

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or a Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who shall take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

        (a) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                (i) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                (ii) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

        (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                (i) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph
                        (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                (ii) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

        Dated:

                            ----------------------------------------------------
                            (Print the name of the Undersigned,
                            as such term is defined in the
                            second paragraph of this certificate.)

                            By:
                               -------------------------------------------------
                            Name:
                            Title:
                            (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                       EXHIBIT F

                     FORM OF UNRESTRICTED NOTES CERTIFICATE

     (For removal of Securities Act Legends pursuant to Section 2.06(f)(ii)
                                of the Indenture)

The Bank of New York,
as Trustee
101 Barclay St., 21W
New York, NY 10286
Attention:  Corporate Trust Administration

                Re: 12.25% Senior Subordinated Discount Notes due 2008 of American Tower Escrow Corporation (the "Notes")

        Reference is made to the Indenture, dated as of January 29, 2003 (the "Indenture"), between American Tower Escrow Corporation, which is expected to merge with and into American Towers, Inc. (the "Company"), the Guarantors named therein and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

        This certificate relates to U.S. $_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                CUSIP No(s). ___________________________

                CERTIFICATE No(s). _____________________

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or a Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Legend pursuant to Section 305(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the

Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

        Dated:

                            ----------------------------------------------------
                            (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                            By:
                               -------------------------------------------------
                            Name:
                            Title:
                            (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                       F-2